CWT DRAFT:  12/12/97

                      MID-AMERICA CAPITAL PARTNERS, L.P.

                                     and

                         MID-AMERICA APARTMENTS, L.P.

                                  as Issuer

                                     and

                            LASALLE NATIONAL BANK

                                  as Trustee

                   ----------------------------------------

                        AMENDED AND RESTATED INDENTURE
                        Dated as of [January __,] 1998


                   ----------------------------------------
                    [___]% First Mortgage Bonds, Due 2003

                              TABLE OF CONTENTS(1)

SECTION                                                                   PAGE
                                 ARTICLE ONE

                                 DEFINITIONS

1.01. Definitions .........................................................    2
1.02. Incorporation by Reference of Trust Indenture Act ...................   14
1.03. Rules of Construction ...............................................   14

                                 ARTICLE TWO

         ISSUANCE, DESCRIPTION, EXECUTION AND EXCHANGE OF SECURITIES

2.01. Designation, Amount and Issue of Securities .........................   15
2.02. Authentication and Delivery of Securities ...........................   15
2.03. Form of Securities and Trustee's Certificate of Authentication ......   15
2.04. Denomination and Date of Securities; Payment of Principal and
      Interest; Global Securities .........................................   15
2.05. Execution of Securities .............................................   18
2.06. Exchange and Registration of Transfer of Securities .................   18
2.07. Mutilated, Destroyed, Lost or Stolen Securities .....................   19
2.08. Cancellation of Surrendered Securities ..............................   20
2.09. Temporary Securities ................................................   20

                                ARTICLE THREE

                         NO PREPAYMENT OF SECURITIES

3.01. No Prepayment........................................................   20

                                 ARTICLE FOUR

        PARTICULAR COVENANTS, REPRESENTATIONS AND WARRANTIES OF ISSUER

4.01. Validity of Securities; Title to Trust Estate; Lien .................   21
4.02. Maintenance of Liens and Recording ..................................   21
4.03. Performance and Enforcement .........................................   22
4.04. Payment of Principal of, Premium, if Any, and Interest
      on Securities .......................................................   22
4.05. SEC Reports .........................................................   23
4.06. Limitation on Debt ..................................................   23
4.07. Limitation on Secured Debt ..........................................   23
4.08. Unencumbered Assets .................................................   23
4.09. Limitation on Transactions with Affiliates ..........................   23
4.10. Appointment of Agents ...............................................   24

4.11. Paying Agents To Hold Funds in Trust ................................   24
4.12. Appointment of Trustee by Issuer ....................................   25
4.13. Availability of Information .........................................   25
4.14. Books of Account; Inspection by Trustee; Notices;
      Statements as to Compliance .........................................   25
4.15. Payment of Taxes and Other Claims ...................................   27
4.16. Corporate Existence and Rights ......................................   27
4.17. Certificate and Opinion as to Conditions Precedent ..................   28
4.18. Statements Required in Certificate or Opinion .......................   28
4.19. Debt Service Coverage ...............................................   28
4.20. Restrictions on Partnership .........................................   29
4.21. Maintenance of Properties ...........................................   29
4.22. Insurance ...........................................................   30
4.23. Permitted Merger ....................................................   30
4.24. Further Instruments and Acts ........................................   30

                                 ARTICLE FIVE

                        EVENTS OF DEFAULT AND REMEDIES

5.01. Events of Default ...................................................   30
5.02. Acceleration ........................................................   32
5.03. Other Remedies ......................................................   33
5.04. Waiver of Past Defaults .............................................   33
5.05. Control by Majority .................................................   33
5.06. Limitation on Suits .................................................   34
5.07. Rights of Holders To Receive Payment ................................   34
5.08. Collection Suit by Trustee ..........................................   34
5.09. Trustee May File Proofs of Claim ....................................   34
5.10. Priorities ..........................................................   35
5.11. Undertaking for Costs ...............................................   35
5.12. Waiver of Stay or Extension Laws ....................................   35

                                 ARTICLE SIX

                      DISCHARGE OF INDENTURE; DEFEASANCE

6.01. Discharge of Liability on Securities; Defeasance ....................   36
6.02. Conditions to Defeasance ............................................   37
6.03. Application of Trust Money ..........................................   38
6.04. Repayment to Issuer .................................................   38
6.05. Indemnity for Government Obligations ................................   38
6.06. Reinstatement .......................................................   38

                                ARTICLE SEVEN

                            CONCERNING THE TRUSTEE

7.01. Duties of Trustee ...................................................   38
7.02. Rights of Trustee ...................................................   40
7.03. Individual Rights of Trustee ........................................   41
7.04. Trustee's Disclaimer ................................................   41
7.05. Notice of Defaults ..................................................   41
7.06. Reports by Trustee to Holders .......................................   41
7.07. Compensation and Indemnity ..........................................   42
7.08. Replacement of Trustee ..............................................   42
7.09. Successor Trustee by Merger .........................................   43
7.10. Eligibility: Disqualification .......................................   43
7.11. Preferential Collection of Claims Against Issuer ....................   43
7.12. Separate and Co-trustees ............................................   43
7.13. Servicer ............................................................   45
7.14. Advances ............................................................   45
7.15. Priorities of Payment ...............................................   45
7.16. Errors and Omissions Insurance ......................................   46

                                ARTICLE EIGHT

                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

8.01. Amendments and Supplemental Indentures Without Consent of Holders ...   46
8.02. Amendments and Supplemental Indentures With Consent of Holders ......   47
8.03. Compliance with Trust Indenture .....................................   48
8.04. Revocation and Effect of Consents ...................................   48
8.05. Notation on or Exchange of Securities ...............................   48
8.06. Trustee To Sign Amendments ..........................................   48
8.07. Effect of Amendments and Supplemental Indentures ....................   49
8.08. Waiver of Compliance by Holders .....................................   49

                                 ARTICLE NINE

           PERMITTED MERGER AND RELEASE OF PORTION OF TRUST ESTATE

9.01. When Issuer May Merge ...............................................   49
9.02. Conditions Precedent to Permitted Merger ............................   49
9.03. Release of Portion of Trust Estate ..................................   50
9.04. Notice to Holders ...................................................   51
9.05. Consolidations and Mergers of, Sales, Leases and
      Conveyances by, MAALP ...............................................   51
9.06. Rights and Duties of Successor ......................................   51
9.07. Officers' Certificate and Opinion of Counsel ........................   52

                                 ARTICLE TEN

                      MEETINGS OF HOLDERS OF SECURITIES

10.01. Purposes for Which Meetings May Be Called ..........................   52
10.02. Call Notice and Place of Meetings ..................................   52
10.03. Persons Entitled to Vote at Meetings ...............................   52
10.04. Quorum; Action .....................................................   53
10.05. Determination of Voting Rights; Conduct and Adjournment of Meetings    54
10.06. Counting Votes and Recording Action of Meetings ....................   54

                                ARTICLE ELEVEN

                           MISCELLANEOUS PROVISIONS

11.01. Trust Indenture Act Controls .......................................   55
11.02. Communication by Holders with Other Holders ........................   55
11.03. Compliance Certificates and Opinions ...............................   55
11.04. Form of Documents Delivered to Trustee .............................   55
11.05. Acts of Holders ....................................................   56
11.06. Notices ............................................................   57
11.07. When Treasury Securities Disregarded ...............................   58
11.08. Rules by Paying Agent and Registrar ................................   58
11.09. Legal Holidays .....................................................   58
11.10. Successors .........................................................   58
11.11. Multiple Originals .................................................   59
11.12. Security Agreement .................................................   59
11.13. Separability Clause ................................................   59
11.14. Governing Law ......................................................   59
11.15. Table of Contents; Headings ........................................   59
11.16. Limitation on Recourse .............................................   59



Exhibit A   Form of First Mortgage Bond
Exhibit B   Mortgaged Properties
Exhibit C   Form of Mortgage
Exhibit D   Form of Cash Collateral Agreement
Exhibit E   Form of Release Certificate

--------
1     The Table of Contents is not part of this Indenture.

                      MID-AMERICA CAPITAL PARTNERS, L.P.
                                     AND
                         MID-AMERICA APARTMENTS, L.P.
                     [   ]% First Mortgage Bonds, Due 2003

                            CROSS-REFERENCE TABLE

Between the Indenture and the Trust Indenture Act of 1939

TIA SECTION                               INDENTURE SECTION

310(a)(1)..............................   7.10
   (a)(2)..............................   7.10
   (a)(3)..............................   7.12
   (a)(4)..............................   Not Applicable
   (b).................................   7.08; 7.10
   (c).................................   Not Applicable
311(a).................................   7.11
   (b).................................   7.11
   (c).................................   Not Applicable
312(a).................................   4.13
   (b).................................   11.02
   (c).................................   11.02
313(a).................................   7.06
   (b).................................   7.06
   (c).................................   7.06; 11.06
   (d).................................   7.06
314(a).................................   4.05; 4.14; 11.06
   (b).................................   4.02
   (c)(1)..............................   4.17
   (c)(2)..............................   4.17
   (c)(3)..............................   4.17
   (d).................................   Not Applicable
   (e).................................   4.18
315(a).................................   7.01
   (b).................................   7.05; 11.06
   (c).................................   7.01
   (d).................................   7.01
   (e).................................   5.11
316(a) (last sentence).................   11.07
   (a)(1)(A)...........................   5.05
   (a)(1)(B)...........................   5.04
   (a)(2)..............................   Not Applicable
   (b).................................   5.07
317(a)(1)..............................   5.08
   (a)(2)..............................   5.09
   (b).................................   4.11
318(a).................................   11.01
---------------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

            THIS AMENDED AND RESTATED INDENTURE, dated as of [January __], 1998, between MID-AMERICA CAPITAL PARTNERS, L.P., a Delaware limited partnership (the "PARTNERSHIP"), MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership ("MAALP"), and LASALLE NATIONAL BANK, a national banking association, as trustee hereunder (the "TRUSTEE").

            WHEREAS, the Partnership on November 25, 1997 or thereafter executed and delivered to the Trustee, as beneficiary, Mortgages (as hereinafter defined) with respect to the land and improvements constituting the multifamily residential properties set forth on Exhibit B (together with certain other property as described in the relevant Mortgages, individually, a "MORTGAGED PROPERTY" and, collectively, the "MORTGAGED PROPERTIES") pursuant to the terms of the Indenture, dated as of November 21, 1997 (the "1997 INDENTURE"), between the Partnership and MAALP, as issuer, and the Trustee, as trustee;

            WHEREAS, concurrently with the execution and delivery of the 1997 Indenture, the Issuer entered into the Cash Collateral Agreement (as hereinafter defined);

            WHEREAS, the Issuer desires to issue and sell to Mid-America Finance, Inc. (the "Depositor") the [___]% First Mortgage Bonds, Due 2003 (the "FIRST MORTGAGE BONDS") of the Partnership, secured by the Mortgages with respect to the Mortgaged Properties, by the Cash Collateral Agreement and by other collateral as set forth herein, all on the terms and subject to the conditions hereof;

            WHEREAS, the Issuer desires the Depositor, as its agent, to cause the creation of a trust (the "CERTIFICATE TRUST") and to deposit the First Mortgage Bonds into the Certificate Trust, all pursuant to that certain Trust Agreement of even date herewith (the "TRUST AGREEMENT") by and between the Depositor and LaSalle National Bank, national association, as trustee thereunder (the "CERTIFICATE TRUSTEE");

            WHEREAS, the Issuer desires the Mortgage Pass-Through Certificates (the "CERTIFICATES") to be issued by the Certificate Trust pursuant to the Trust Agreement and to be sold pursuant to that certain Underwriting Agreement of even date herewith by and between the [Issuer] and Morgan Stanley & Co. Incorporated;

            WHEREAS, the Issuer has issued its First Mortgage Bridge Notes on the terms and subject to the conditions of the 1997 Indenture;

            WHEREAS, concurrently with the execution and delivery of this Amended and Restated Indenture the Issuer is repaying in full such First Mortgage Bridge Notes in accordance with their terms, being all of the Securities Outstanding under the 1997 Indenture;

            WHEREAS, in connection with the transactions described above, the parties hereto are hereby amending and restating the 1997 Indenture; and

            WHEREAS, the text of the First Mortgage Bonds is to be substantially in the form of Exhibit A hereto:

            NOW, THEREFORE, THIS AMENDED AND RESTATED INDENTURE WITNESSETH: That the Partnership, in consideration of the premises, the acceptance by the Trustee of the trusts created hereby, the purchase and acceptance of the Securities by the purchasers thereof, and other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure the payment and performance of the Obligations according to the terms hereof and to declare the terms and conditions upon and subject to which the Obligations are to be secured, has executed and delivered this Indenture and the other Security Documents and the Partnership hereby pledges, and has thereby pledged or has caused to be pledged, unto the Trustee and its successors in the trusts hereby created and assigns forever, subject to the terms hereof and thereof, all of the Partnership's estate, right, title and interest in, to and under any and all of the Trust Estate (including, without limitation, any and all extensions and modifications thereof, any and all rights to make claim for, collect, receive and receipt for any and all rents, income, revenues, issues, profits, security and other moneys payable or receivable thereunder or with respect thereto, to bring proceedings thereunder or for the specific or other enforcement thereof or with respect thereto, in the name of the Partnership or otherwise, and the right to make all waivers and agreements, to grant or refuse requests, to give or withhold notices, and to execute and deliver, in the name and on behalf of the Partnership, as agent and attorney-in-fact, any and all instruments in connection therewith and to do any and all things which the Partnership is or may be entitled to do thereunder, all as limited by and more fully described in this Indenture and in the other Security Documents and any other instruments included in the Trust Estate), but no obligation of the Partnership under the provisions thereof or hereof or with respect thereto or hereto has been impaired or diminished by virtue thereof, nor has any such obligation been imposed upon the Trustee;

            TO HAVE AND TO HOLD all and singular the Trust Estate, whether now owned or held or hereafter acquired, unto the Trustee, its successors in the trusts created hereby and assigns forever;

            IN TRUST, NEVERTHELESS, upon the terms herein set forth for the benefit and security of the Holders of the Securities issued and to be issued hereunder, and for enforcement of the Obligations, all as herein set forth.

            IT IS HEREBY COVENANTED, DECLARED AND AGREED by the Issuer that the Securities are to be issued and secured, and that the Trust Estate is to be held and disposed of by the Trustee, upon and subject to the provisions of this Indenture.

                                   ARTICLE ONE

                                   DEFINITIONS

            SECTION 1.01. DEFINITIONS. The terms defined in this Section (except as herein otherwise expressly provided or unless the context otherwise requires), for all purposes of this Indenture and of any indenture supplemental hereto, shall have the respective meanings specified in this Section 1.01.

            ACCOUNTS: The term "Accounts" has the meaning specified in the fourth recital to the Cash Collateral Agreement.

            ACTS or ACTS OF HOLDERS: The term "Acts" or "Acts of Holders" has the meaning specified in Section 11.05.

            ADVANCE: The term "Advance" means any Interest Advance, Property Advance or Fees Advance made by the Trustee. Each reference to the payment or reimbursement of an Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such Advance through and including the date of payment or reimbursement.

            ADVANCE RATE: The term "Advance Rate" means a rate per annum equal to the prime rate of the Trustee, as in effect as of each Payment Date, compounded monthly.

            AFFILIATE: The term "Affiliate" means with respect to any Person,
(i) any other Person (or group of Persons acting in concert in respect of such specified Person) which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director, executive officer or general partner (a) of such specified Person, (b) of any Subsidiary of such specified Person or (c) of any Person described in clause (i) above. For purposes of this definition, "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; and the verbs "control" and "controlled" have meanings correlative to the foregoing.

            ANNUAL SERVICE CHARGE: The term "Annual Service Charge" means, as of any date, the amount which is expensed in any 12-month period for interest on Debt of MAALP and its Subsidiaries.

            APPRAISED VALUE: The term "Appraised Value" means, with respect to any Mortgaged Property, the fair market value of such Mortgaged Property as determined by the appraisal of such Mortgaged Property prepared by an Appraiser.

            APPRAISER: The term "Appraiser" means an MAI appraiser which shall be independent within the meaning of the TIA, designated by the Issuer and reasonably satisfactory to the Trustee.

            ASSIGNMENT OF LEASES AND RENTS: The term "Assignment of Leases and Rents" means the assignment of leases and rents, dated as of the date hereof, from the Partnership to the Trustee, with respect to the Mortgaged Properties.

            BANKRUPTCY LAW: The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

            BENEFICIAL OWNER: The term "Beneficial Owner" means, with respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository). The Trustee shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Indenture, that such Person provide evidence at its expense to the Trustee of its status as a Beneficial Owner hereunder.

            BOARD OF DIRECTORS: The term "Board of Directors" means the board of directors of the general partner of the Issuer.

            BORROWER'S CERTIFICATE: The term "Borrower's Certificate" means that certain certificate of the Partnership, dated November 21, 1997, to the Trustee.

            BUSINESS DAY: The term "Business Day" means each day which is not a Legal Holiday.

            CAPITAL STOCK: The term "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including any preferred stock of such corporation.

            CASH: The term "Cash" means coin or currency of the United States.

            CASH COLLATERAL AGREEMENT: The term "Cash Collateral Agreement" means the Cash Collateral Account, Security, Pledge and Assignment Agreement in the form of Exhibit E, all similar agreements hereafter executed, and all supplements and amendments to the foregoing.

            CERTIFICATE TRUST: The term "Certificate Trust" means Mid-America Mortgage Trust, 1998-1, created under the Trust Agreement.

            CERTIFICATE TRUSTEE: The term "Certificate Trustee" has the meaning specified in the fourth recital hereof.

            CERTIFICATES: The term "Certificates" means the Commercial Mortgage Pass-Through Certificates, Series 1998-1 of the Certificate Trust, issued pursuant to the Trust Agreement.

            CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE: The term "Consolidated Income Available for Debt Service" means, for any period, Consolidated Net Income plus amounts which have been deducted for (a) interest on Debt of MAALP and its Subsidiaries, (b) provision of taxes based on income,
(c) amortization of Debt discount, (d) provisions for gains and losses on properties, (e) depreciation and amortization, (f) the effect of any noncash charge resulting from a change in accounting principals in determining Consolidated Net Income for such period and (g) amortization of deferred charges.

            CONSOLIDATED NET INCOME: The term "Consolidated Net Income" means, for any period, the amount of consolidated net income (or loss) of MAALP and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

            CONTRIBUTION AGREEMENT: The term "Contribution Agreement" means the Contribution Agreement, dated November 25, 1997, between MAALP and the Partnership with respect to the contribution of the Mortgaged Properties by MAALP to the Partnership.

            CORPORATE TRUST OFFICE: The term "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office, as of the date hereof, is located at 135 South LaSalle Street, Chicago, Illinois 60674-4107, Attention:
Asset Backed Securities Trust Services Group--Mid-America 1997.

            CUSTODIAN: The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            DEBT: The term "Debt" of the Issuer or any Subsidiary means any indebtedness of the Issuer or such Subsidiary, as applicable, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instrument, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Issuer or such Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Issuer or such Subsidiary as lessee which is reflected in the Issuer's consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under clauses (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the Issuer's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of the Issuer or such Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person (other than the Issuer or any Subsidiary).

            DEBT SERVICE: The term "Debt Service" means, with respect to any period, the amount of debt service on the Securities then Outstanding during such period (based on an assumed debt service constant of 9.25% per annum).

            DEBT SERVICE COVERAGE RATIO: The term "Debt Service Coverage Ratio" means, with respect to any period prior to the Permitted Merger Date, the ratio of Net Operating Income of the Partnership for such period to Debt Service. After the Permitted Merger Date, the term "Debt Service Coverage Ratio" shall mean, with respect to MAALP, the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge.

            DEFAULT: The term "Default" means any condition or event which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default hereunder.

            DEPOSITOR: The term "Depositor" has the meaning specified in the third recital hereof.

            DEPOSITORY: The term "Depository" means the Depository Trust Company or a successor appointed by the Security Registrar (which appointment shall be at the direction of the Issuer if the Issuer is legally able to do so).

            DEPOSITORY PARTICIPANT: The term "Depository Participant" means a Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            EVENT OF DEFAULT: The term "Event of Default" means any event specified as such in Section 5.01, continued for the period of time, if any, and after the giving of notice, if any, therein provided.

            EXCHANGE ACT: The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            FEES ADVANCE: The term "Fees Advance" means any advance made by the Trustee in respect of any payment of fees of (a) the Trustee hereunder, (b) the Certificate Trustee under the Trust Agreement or (c) the Servicer, if any.

            FIRST MORTGAGE BONDS: The term "First Mortgage Bonds" means the [___]% First Mortgage Bonds, Due 2003 of the Issuer issuable pursuant to this Indenture.

            GAAP: The term "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

            GLOBAL CERTIFICATE: The term "Global Certificate" means a certificate in global form representing the aggregate principal amount of First Mortgage Bonds specified therein in denominations of $100,000 and such greater denominations as are whole multiples of $1,000.

            HOLDER; SECURITYHOLDER: The term "Holder" of a Security and the term "Securityholder" each mean the Person in whose name such Security is registered at the time on the Security Register kept for that purpose in accordance with the terms hereof.

            INDENTURE: The term "Indenture" means this Indenture as originally executed or as it may from time to time be amended or supplemented by one or more indentures supplemental hereto entered into, in each case pursuant to the applicable provisions hereof.

            INDEPENDENT ACCOUNTANTS: The term "Independent Accountants" means a firm of independent public accountants meeting the requirements therefor under the Securities Act and rules and regulations of the SEC, which shall be KMPG Peat Marwick, LLP or another "Big-Six" firm of independent certified public accountants of nationally recognized standing selected by the Issuer and reasonably satisfactory to the Trustee.

            INDIVIDUAL CERTIFICATE: The term "Individual Certificate" means a definitive certificate in fully registered form without coupons, representing a First Mortgage Bond.

            INTEREST ADVANCE: The term "Interest Advance" means any advance made by the Trustee to the Securityholders in respect of interest due on any Payment Date prior to the Permitted Merger Date.

            ISSUE: The term "issue" means issue, assume, guarantee, incur or otherwise become liable for.

            ISSUE DATE: The term "Issue Date" means, with respect to the First Mortgage Bonds, the date of original issuance of the First Mortgage Bonds.

            ISSUER: The term "Issuer" means the Partnership until but excluding the Permitted Merger Date and, from and after the Permitted Merger Date, MAALP, each until a successor replaces it, and thereafter, means the successor, and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Securities.

            ISSUER ORDER AND ISSUER REQUEST: The terms "Issuer Order" and "Issuer Request" mean, respectively, a written order or request signed in the name of the Issuer by the Chief Executive Officer, the President or any Vice President, and by the Chief Financial Officer, the Secretary or an Assistant Secretary of the general partner of the Issuer, and delivered to the Trustee.

            LEGAL HOLIDAY: The term "Legal Holiday" has the meaning specified in
Section 11.09.

            LIEN: The term "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement, constructive trust or other similar lien.

            MAALP: The term "MAALP" means Mid-America Apartments, L.P., a Tennessee limited partnership.

            MAALP ENVIRONMENTAL INDEMNITY: The term "MAALP Environmental Indemnity" means that certain environmental and hazardous substance indemnification agreement, dated as of November 21, 1997, made by MAALP in favor of the Trustee, as the same may be amended from time to time.

            MANAGER'S CONSENT: The term "Manager's Consent" means that certain manager's consent and subordination of management agreement, dated as of November 21, 1997, of MAALP, as property manager, for the benefit of the Trustee, as the same may be amended from time to time.

            MATURITY DATE: The term "Maturity Date" means [January __], 2003.

            MONTHLY PAYMENT: The term "Monthly Payment" means the monthly payment of interest due and payable on each Payment Date on the Securities in accordance with their terms.

            MOODY'S: The term "Moody's" means Moody's Investors Service, Inc.

            MORTGAGE: The term "Mortgage" means the deed of trust, security agreement and assignment of rents and leases with respect to each Mortgaged Property, from the Issuer, as grantor, to the trustee named therein, substantially in the form attached hereto as Exhibit C, as amended or supplemented from time to time as permitted hereby or thereby.

            MORTGAGED PROPERTY: The term "Mortgaged Property" means all the right, title and interest of the Issuer in and to the parcel of land described in Schedule A to each Mortgage and in and to the buildings and improvements now existing or hereafter constructed on such land and all definitions of "Mortgaged Property" contained in such Mortgage, except as released pursuant to the terms hereof and of such Mortgage. The Mortgaged Properties are listed in Exhibit B hereto.

            NET OPERATING INCOME: The term "Net Operating Income" means, with respect to any period, the excess of Operating Income over Operating Expenses for such period. O&M AGREEMENT: The term "O&M Agreement" means that certain operations and maintenance agreement, dated as of November 21, 1997, between the Partnership and the Trustee, as the same may be amended from time to time.

            OBLIGATIONS: The term "Obligations" means (a) the due and punctual payment of principal of, premium, if any, and interest on the Securities according to their tenor and effect, (b) the due and punctual payment by the Issuer of all other sums due or to become due under the Securities, this Indenture, the Security Documents and any other documents included in the Trust Estate and (c) the due and punctual performance and observance of all covenants, agreements, conditions, obligations and liabilities of the Issuer under or pursuant to the Securities, this Indenture, the Security Documents and any other documents included in the Trust Estate.

            OFFICER: The term "Officer" means the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Secretary of the general partner of the Issuer.

            OFFICERS' CERTIFICATE: The term "Officers' Certificate" means a certificate signed by two Officers.

            OPERATING ACCOUNT: The term "Operating Account" has the meaning specified in Paragraph 3(a) of the Cash Collateral Agreement.

            OPERATING EXPENSES: The term "Operating Expenses" means, with respect to any period prior to the Permitted Merger Date, all expenses paid or to be paid by the Partnership during such period in connection with the operation, management, maintenance, repair and use of the Mortgaged Properties, determined on an accrual basis and, except to the extent otherwise provided in this definition, in accordance with GAAP. Operating Expenses specifically shall
(a) include management fees, whether or not actually paid, equal to 4% of the sum of total annual revenue with respect to the Mortgaged Properties, (b) include capital reserves equal to $200 per unit per annum and (c) be adjusted to reflect sustainable expense.

            OPERATING INCOME: The term "Operating Income" means, with respect to any period prior to the Permitted Merger, all income of the Partnership during such period from the operation of the Mortgaged Properties determined, except to the extent otherwise provided in this definition, in accordance with GAAP. Operating Income shall be adjusted to reflect sustainable revenues and shall be calculated without straightlining of rents.

            OPINION OF COUNSEL: The term "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Rating Agencies. The counsel may be an employee of or counsel to the Issuer or the Trustee.

            OUTSTANDING: The term "Outstanding," when used with reference to Securities means, subject to the provisions of Section 11.07, as of any particular time, all Securities authenticated by the Trustee and delivered under this Indenture, except:

            (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (b) Securities for the payment in whole of which Cash in the necessary amount (including premium and interest, if any) shall have been deposited in trust with the Trustee or any paying agent; and

            (c) Securities in lieu of or in substitution or exchange for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.07, or which have been paid, unless proof satisfactory to the Issuer and the Trustee is presented that any such Securities are held by Persons in whose hands any of such Securities is a valid, binding and legal obligation of the Issuer.

            PARTNERSHIP: The term "Partnership" means Mid-America Capital Partners, L.P., a Delaware limited partnership.

            PARTNERSHIP ENVIRONMENTAL INDEMNITY: The term "Partnership Environmental Indemnity" means that certain environmental and hazardous substance indemnification agreement, dated as of the date hereof, made by the Partnership in favor of the Trustee, as the same may be amended from time to time.

            PAYMENT DATE: The term "Payment Date" has the meaning specified in the form of First Mortgage Bond included as Exhibit A of this Indenture.

            PERMITTED ENCUMBRANCES: The term "Permitted Encumbrances" has the respective meanings specified in each Mortgage and shall include the pledges and encumbrances pursuant to the Security Documents.

            PERMITTED INVESTMENTS: The term "Permitted Investments" has the meaning specified in Exhibit C to the Cash Collateral Agreement.

            PERMITTED MERGER: The term "Permitted Merger" has the meaning specified in Section 9.01.

            PERMITTED MERGER DATE: The term "Permitted Merger Date" has the meaning specified in Section 9.02(viii).

            PERSON: The term "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            PRINCIPAL: The term "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

            PROPERTY ADVANCE: The term "Property Advance" means any advance made by the Trustee in respect of any payment of taxes, insurance premiums or other amounts required under any Mortgage to be paid in respect of any Mortgaged Property prior to the Permitted Merger Date.

            QUALIFIED SERVICER: The term "Qualified Servicer" means a Servicer acceptable to each Rating Agency which is (a) appointed in good faith by the Trustee pursuant to a servicing agreement by and among the Partnership, the Servicer and the Trustee and reasonably acceptable to the Partnership and the Trustees which shall provide that the Servicer shall act according to the Servicing Standard and, (b) an established mortgage finance institution, bank of mortgage servicing institution, organized and doing business under the laws of any state of the United States or the District of Columbia and authorized under such laws to perform the duties under such servicing agreement.

            RATING AGENCIES: The term "Rating Agencies" means Moody's and S&P.

            RELEASE CERTIFICATE: The term "Release Certificate" has the meaning specified in Section 9.02(iv).

            REPAIRS AGREEMENT: The term "Repairs Agreement" means that certain required repairs agreement, dated as of the date hereof, between the Partnership and the Trustee, as the same may be amended from time to time.

            S&P: The term "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            SEC: The term "SEC" means the Securities and Exchange Commission.

            SECURED DEBT: The term "Secured Debt" means Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Issuer or any Subsidiary. ------------

            SECURITIES ACT: The term "Securities Act" means the Securities Act of 1933, as amended.

            SECURITY: The term "Security" means any First Mortgage Bond or other security authenticated by the Trustee and delivered under this Indenture, and the plural term "Securities" has a correlative meaning.

            SECURITY DOCUMENTS: The term "Security Documents" means this Indenture, the Partnership Environmental Indemnity, the MAALP Environmental Indemnity, the Borrower's Certificate, the Manager's Consent, the Repairs Agreement, the O&M Agreement, each Mortgage, the Assignment of Leases and Rents, the Cash Collateral Agreement and any financing statement on Form UCC-1 and continuation statement on Form UCC-3 filed with respect to any thereof.

            SECURITY REGISTER: The term "Security Register" has the meaning specified in Section 2.06.

            SECURITY REGISTRAR; SECURITY CO-REGISTRAR: The terms "Security Registrar" and "Security Co-Registrar" have the meanings specified in Section 2.06.

            SERVICER: The term "Servicer" means any servicer appointed pursuant to Section 7.13.

            SERVICING STANDARD: The term "Servicing Standard" means, with respect to the Servicer, servicing of the Mortgaged Properties by the Servicer in the best interests of and for the benefit of all of the Securityholders (as determined by the Servicer in the exercise of its good faith and reasonable judgment) and in accordance with applicable law, the specific terms of the respective Mortgages, the other Security Documents and this Indenture and, to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill and diligence as is normal and usual in the Servicer's general mortgage servicing and property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and properties that are comparable to the Mortgaged Properties, and in each event with a view to the timely payment of all scheduled payments of principal and interest or, if the Securities come into and continue in default and if, in the good faith and reasonable judgment of the Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery to the Securityholders (as a collective whole) on a present value basis, but in any case without regard to:

            (i) any known relationship that the Servicer or any Affiliate thereof may have with the Issuer or any other parties to the Security Documents;

            (ii) the ownership of any Security by the Servicer or any Affiliate thereof;

            (iii) the Servicer's obligation, if any, to make Advances;

            (iv) the right of the Servicer (or any Affiliate thereof) to receive reimbursement of costs, or the sufficiency of any compensation for its services hereunder or with respect to any particular transaction; or

            (v) the ownership, servicing or management, for others or itself, by the Servicer of any other mortgage loans or properties.

            STATED MATURITY: The term "Stated Maturity" means, with respect to any Security, the date specified in such Security as the Maturity Date.

            SUBSIDIARY: The term "Subsidiary" means any corporation, limited liability company, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including limited liability company or partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Issuer, (ii) the Issuer and one or more Subsidiaries or one or more Subsidiaries.

            TERMINATION NOTICE: The term "Termination Notice" has the meaning specified in Paragraph 3(h) of the Cash Collateral Agreement.

            TOTAL ASSETS: The term "Total Assets" as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Issuer and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable).

            TOTAL UNENCUMBERED ASSETS: The term "Total Unencumbered Assets" means the sum of (i) those Undepreciated Real Estate Assets which have not been pledged, mortgaged or otherwise encumbered by the owner thereof to secure Debt and (ii) all other assets of the Issuer and its Subsidiaries determined in accordance with GAAP (but excluding intangibles and accounts receivable) which have not been pledged, mortgaged or otherwise encumbered by the owner thereof to secure Debt.

            TIA: The term "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.ss.ss. 77aaa--77bbb) as in effect on the date of this Indenture.

            TRIGGER NOTICE: The term "Trigger Notice" has the meaning specified in Paragraph 3(h) of the Cash Collateral Agreement.

            TRUST AGREEMENT: The term "Trust Agreement" has the meaning specified in the fourth recital hereof.

            TRUSTEE: The term "Trustee" means the corporation or trust company or national banking association named as Trustee in this Indenture until any successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

            TRUST ESTATE: The term "Trust Estate" means all property subject or intended to be subject to the Lien of this Indenture or constituting a part of the security for the Obligations or the performance by the Issuer of its obligations hereunder as of any particular time, including, without limitation, the Security Documents, all property, rights, interests and privileges of the Partnership, all estate, right, title and interest of the Partnership in, to and under any agreement, contract, document or instrument to which it is a party (including, without limitation, the Contribution Agreement), all Accounts, Permitted Investments, Cash and U.S. Government Obligations held by or pledged to the Trustee pursuant hereto or to the Cash Collateral Agreement, all property subject to the Mortgages and all security interests granted to the Trustee by the Security Documents (including the after-acquired property clauses thereof) or subsequently pledged thereunder to the Trustee (whether by the Issuer or any other Person) and any other money, instruments or property that is held by the Trustee as security for the Obligations, including, without limitation, all of the estate, right, title, interest, claim and demand therein, thereto and thereunder of the Issuer or of any Affiliate of the Issuer and of the Trustee.

            TRUST OFFICER: The term "Trust Officer" means, with respect to the initial Trustee, any officer of the Trustee's Asset Backed Securities Trust Services Group directly responsible for the matters contemplated by this Indenture and, with respect to any successor Trustee, any vice president, trust officer or corporate trust officer of the Trustee, in each case employed by the corporate trust administration department of the Trustee.

            UNDEPRECIATED REAL ESTATE ASSETS: The term "Undepreciated Real Estate Assets" means, as of any date, the cost (original cost plus capital improvements) of real estate assets of the Issuer and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

            UNIFORM COMMERCIAL CODE: The term "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the State of New York from time to time.

            UNITED STATES: The term "United States" means the United States of America, the Commonwealth of Puerto Rico and each territory and possession of the United States of America and all areas subject to its jurisdiction.


            UNITED STATES PERSON: The term "United States Person" means a Person who is a citizen, resident or national of the United States (including the estate of any such Person, any estate or trust the income of which is subject to United States federal income taxation regardless of its source, or any corporation, partnership or other entity created or organized in or under the United States or any political subdivision thereof).

            U.S. GOVERNMENT OBLIGATIONS: The term "U.S. Government Obligations" means direct obligations (or certificates evidencing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

            UNSECURED DEBT: The term "Unsecured Debt" means Debt which is not secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the properties of the Issuer or any Subsidiary.

            VOTING STOCK: The term "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

            WHOLLY OWNED SUBSIDIARY: The term "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Issuer or another Wholly Owned Subsidiary.

            SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture; PROVIDED, HOWEVER, that prior to the effective registration of the First Mortgage Bonds under the Securities Act, the provisions of the TIA referred to herein shall be inapplicable. The following TIA terms used in this Indenture have the following meanings:

            "COMMISSION" means the SEC.

            "INDENTURE SECURITIES" means the Securities.

            "INDENTURE SECURITY HOLDER" means a Securityholder.

            "INDENTURE TO BE QUALIFIED" means this Indenture.

            "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

            "OBLIGOR" on the indenture securities means the Issuer.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by reference in the TIA to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.03. RULES OF CONSTRUCTION. Unless the context otherwise requires:

            (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (2)   "or" is not exclusive;

            (3)   "including" means including, without limitation;

            (4) words in the singular include the plural and words in the plural include the singular; and

            (5) the principal amount of any non-interest bearing or other discount security at any time shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the issuance of Debt.

                                 ARTICLE TWO

            ISSUANCE, DESCRIPTION, EXECUTION AND EXCHANGE OF SECURITIES

            SECTION 2.01. DESIGNATION, AMOUNT AND ISSUE OF SECURITIES. The First Mortgage Bonds shall be designated as the Issuer's "[__]% First Mortgage Bonds, Due 2003." The First Mortgage Bonds will be limited to $150,000,000 in aggregate principal amount, except as provided in Section 2.07.

            SECTION 2.02. AUTHENTICATION AND DELIVERY OF SECURITIES. Upon the execution and delivery of this Indenture, and from time to time thereafter, the First Mortgage Bonds shall be executed by the Issuer and such Securities shall thereupon be delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities upon an Issuer Order.

            SECTION 2.03. FORM OF SECURITIES AND TRUSTEE'S CERTIFICATE OF AUTHENTICATION. The Securities and the Trustee's certificate of authentication to be borne by the Securities shall be substantially of the tenor and purport as in Exhibit A to this Indenture recited, in temporary or definitive form, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Issuer may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Securities may be listed, or to conform to usage.

            SECTION 2.04. DENOMINATION AND DATE OF SECURITIES; PAYMENT OF PRINCIPAL AND INTEREST; GLOBAL SECURITIES. (a) The Securities shall be issuable in registered form without coupons.

            (b) The Securities shall be issuable in denominations of $100,000 and such greater denominations as are whole multiples of $1,000. Each Security shall be dated the Issue Date and shall bear interest on the unpaid principal amount thereof from and after the most recent Payment Date to which interest has been paid or, if no interest has been paid, from and after the Issue Date.

            (c) The Person in whose name any Security is registered at 5:00 p.m. New York City time on the fifth Business Day preceding any Payment Date for such Security shall be entitled to receive the Monthly Payment payable on such Payment Date, except that, if and to the extent the Issuer shall default in the payment of the Monthly Payment due on such Payment Date or shall not have duly provided for the payment thereof and no Advance has been made in respect thereof, such defaulted payment shall be paid to the Persons in whose names Outstanding Securities are registered on a subsequent date of record established by notice given by mail by or on behalf of the Issuer to the Holders of Securities not less than 10 days preceding such subsequent date of record and payment of such defaulted Monthly Payment shall be made not less than five days after such date of record.

            (d) The principal of and premium, if any, on the Securities at maturity or upon redemption in whole or in part shall be payable, together with accrued interest, upon surrender of the Securities at the offices of the co-paying agent of the Issuer designated for that purpose, as provided in
Section 4.10. Monthly Payments on Securities will be made in U.S. dollars, by wire transfer to a bank in the United States in immediately available funds to the account of each Holder that has furnished written wire transfer instructions to the Trustee.

            (e) The First Mortgage Bonds shall be issued as one or more Global Certificates registered in the name of a nominee designated by the Depository, and Beneficial Owners shall hold interests in the Global Certificates through the book-entry facilities of the Depository in denominations of $100,000 and such greater denominations as are whole multiples of $1,000. The Global Certificates shall in all respects be entitled to the same benefits under this Indenture as any Individual Certificates authenticated and delivered hereunder.

            (f) The Issuer, the Trustee and any paying agent may for all purposes (including the making of payments due on the Global Certificates and the giving of notice to Holders thereof) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Global Certificates for the purposes of exercising the rights of Securityholders hereunder. The rights of Beneficial Owners with respect to Global Certificates shall be limited to those established by law and agreements among such Beneficial Owners and the Depository and Depository Participants. Except in the limited circumstances described below, Beneficial Owners of Global Certificates shall not be entitled to physical certificates for the Global Certificates as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Global Certificates shall not be deemed inconsistent if they are made with respect to different Beneficial Owners.

            (g) The Security Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Securityholders and give notice to the Depository of such record date. Without the written consent of the Issuer and the Security Registrar, no Global Certificate may be transferred by the Depository except to a successor Depository that agrees to hold the Global Certificates for the account of the Beneficial Owners.

            (h) The Global Certificates (i) shall be delivered by the Trustee to the Depository and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            "Unless this bond is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any bond issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

            The Global Certificates may be deposited with such other Depository as the Issuer may from time to time designate, and shall bear such legend as may be appropriate.

            If (i) the Depository advises the Issuer and the Trustee in writing that the Depository is no longer willing, qualified or able properly to discharge its responsibilities as Depository, and the Issuer is unable to locate a qualified successor or (ii) after the occurrence of an Event of Default, Beneficial Owners owning not less than a majority in Outstanding principal amount of the Global Certificates for the First Mortgage Bonds advise the Depository through Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Beneficial Owner or Owners of such Global Certificate, the Trustee shall notify the affected Beneficial Owners through the Depository of the occurrence of such event and the availability of Individual Certificates to such Beneficial Owner or Owners requesting them. Upon surrender to the Trustee of Global Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Individual Certificates. Neither the Trustee, the Security Registrar nor the Issuer shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions. Upon the issuance of Individual Certificates, the Trustee, the Security Registrar and the Issuer shall recognize the Holders of Individual Certificates as Securityholders hereunder.

            If the Trustee or its agents has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Securityholders under the Securities, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Securities, the Trustee or any of its agents may in its sole discretion determine that the Securities represented by the Global Certificates shall no longer be represented by such Global Certificates. In such event, the Issuer will execute and the Trustee will authenticate and deliver, in exchange for such Global Certificates, Individual Certificates in an aggregate denomination equal to the aggregate denomination of such Global Certificates.

            (i) Interest on the Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months.

            SECTION 2.05. EXECUTION OF SECURITIES. Each Security shall be signed in the name and on behalf of the Issuer manually or by the President or any Vice President of its general partner attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of its general partner, prior to the authentication of the Security, and the delivery of such Security by the Trustee upon an Issuer Order, after the authentication thereof hereunder, shall constitute due delivery of such Security on behalf of the Issuer. In case any officer of the general partner of the Issuer who shall have signed, or whose facsimile signature appears on any of the Securities, shall cease to be such officer before the Securities shall have been authenticated and delivered by the Trustee or disposed of, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Security had not ceased to be such officer. Any Security may be signed on behalf of the Issuer by such officer as at the actual date of the execution of such Security shall be the proper officer of the Issuer, although at the date of the execution of this Indenture any such Person was not such an officer.

            Only such Securities as shall bear thereon a certificate of authentication substantially in the form herein recited, executed by the Trustee by manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

            SECTION 2.06. EXCHANGE AND REGISTRATION OF TRANSFER OF SECURITIES. The Issuer shall keep, at the office or agency to be maintained by the Trustee for such purpose (the "SECURITY REGISTRAR") at the Corporate Trust Office, a register (the "SECURITY REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of the Securities and the registration of transfers of such Securities as in this Article Two provided; PROVIDED, HOWEVER, in no event shall the Security Registrar be required to maintain in the Security Register the names of the individual participants holding beneficial interests in the Securities through the Depository. Upon written notice to the Trustee and any acting Security Registrar, the Issuer may appoint a successor Security Registrar for such purposes. The Issuer may appoint one or more co-registrars (each, a "SECURITY CO-REGISTRAR") for such purposes. At all reasonable times, any Security Register shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Security at the office or agency of any Security Registrar or any Security Co-Registrar, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the transferee or transferees, one or more new Securities of like tenor of any authorized denominations for an aggregate principal amount equal to the then current principal balance of the Security presented for registration of transfer.

            All Securities presented for registration of transfer or for exchange or payment, as the case may be, shall (if so required by the Issuer or the Trustee or the Security Registrar or any Security Co-Registrar) be duly endorsed by, or be accompanied by a written instrument or instruments of assignment and transfer in form satisfactory to the Person imposing such requirement duly executed by, the Holder or his or her attorney duly authorized in writing.

            No service charge shall be made for any exchange or registration of transfer of Securities (except the costs of mailing), but the Issuer may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection therewith.

            Upon delivery by any Security Registrar or Security Co-Registrar of a Security in exchange for a Security surrendered to it in accordance with the provisions of this Indenture, the Security so delivered shall, for all purposes of this Indenture, be deemed to be fully registered in the Security Register; PROVIDED, HOWEVER, that in making any determination as to the identity of Persons who are Holders of Securities, the Trustee shall be fully protected in relying on the Security Register.

            All Securities issued pursuant to this Section 2.06 in exchange for or upon registration of transfer of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits and subject to the same conditions under this Indenture, as the Securities surrendered for such exchange or registration of transfer.

            SECTION 2.07. MUTILATED, DESTROYED, LOST OR STOLEN SECURITIES. In case any Security shall become mutilated, destroyed, lost or stolen, the Issuer shall execute, and the Trustee shall authenticate and deliver, a new Security or Securities of like series and tenor, bearing a number not contemporaneously outstanding in an aggregate principal amount equal to the current principal balance of, and in substitution for, the Security so mutilated, destroyed, lost or stolen. In every such case, the applicant for a substitute Security shall, at the expense of the applicant, furnish to the Issuer, the Trustee, the Security Registrar and any Security Co-Registrar such security or indemnity as may be required by them to save each of them harmless. Also, in every case of destruction, loss or theft, the applicant shall furnish to the Issuer, the Trustee, the Security Registrar and any Security Co-Registrar evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof. In every case of mutilation, the applicant shall surrender to the Trustee the Security so mutilated. The Trustee shall authenticate any such substitute Security and deliver the same. Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. If required by the Trustee or the Issuer, such applicant shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, any paying agent, the Security Registrar and any Security Co-Registrar from any loss which any of them may suffer if a Security is replaced. In case any Security shall have become mutilated, destroyed, lost or stolen, at maturity thereof the Issuer may pay or authorize the payment of the same instead of issuing a substitute Security as permitted by this Section 2.07.

            Every substitute Security issued pursuant to the provisions of this
Section 2.07 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall at any time be found by anyone, and shall be entitled to all the benefits and is subject to all the terms and conditions of this Indenture equally and proportionately, with any and all other Securities duly issued and outstanding hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies, notwithstanding any law or statute now existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

            SECTION 2.08. CANCELLATION OF SURRENDERED SECURITIES. All Securities surrendered for payment or for substitution or exchange or registration of transfer hereunder shall be delivered to the Trustee for cancellation and shall be canceled by the Trustee, and no Securities shall be issued in lieu thereof, except as otherwise provided in this Indenture. The Trustee shall destroy all canceled Securities held by it and shall deliver to the Issuer a certificate in respect of such destruction. If the Issuer shall acquire any of the Securities, however, such acquisition shall not operate as a satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. Any Securities acquired by the Issuer and delivered to the Trustee shall be canceled by the Trustee upon receipt of written instructions from the Issuer.

            SECTION 2.09. TEMPORARY SECURITIES. Until definitive securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities, but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                                ARTICLE THREE

                         NO PREPAYMENT OF SECURITIES

            SECTION 3.01. NO PREPAYMENT. The First Mortgage Bonds may not be prepaid or redeemed prior to maturity.

                                 ARTICLE FOUR

        PARTICULAR COVENANTS, REPRESENTATIONS AND WARRANTIES OF ISSUER

            The Issuer represents, warrants, covenants and agrees, as of the date hereof, as of the Issue Date of the First Mortgage Bonds and (except as specified below) as of the Permitted Merger Date, as follows:

            SECTION 4.01. VALIDITY OF SECURITIES; TITLE TO TRUST ESTATE; LIEN.
(a) The Issuer is duly authorized under applicable law and its organizational documents to create and issue the Securities, to execute and deliver this Indenture and all instruments included in the Trust Estate which are executed or delivered by the Issuer and to mortgage and pledge the property included in the Trust Estate; all corporate and partnership action and governmental consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained. The Securities are legal, valid and binding obligations of the Issuer.

            (b) This Indenture, the other Security Documents and any other instrument included in the Trust Estate are valid and enforceable in accordance with their terms, and all property included in the Trust Estate is free of all Liens except for the Mortgages and except as permitted hereby or thereby. The Issuer has full power and lawful authority to mortgage and pledge the property included in the Trust Estate, and the Trustee has a valid and enforceable mortgage and security interest therein, subject only to exceptions permitted hereby or thereby. Subject to the Permitted Encumbrances, the Issuer shall at all times preserve, warrant and defend the Trustee's title and right in and to the property included in the Trust Estate against the claims of all Persons. Without limiting the generality of the foregoing, in no event shall the Issuer transfer to any Subsidiary any of its assets subject to the Lien of any of the Security Documents or this Indenture.

            SECTION 4.02. MAINTENANCE OF LIENS AND RECORDING. (a) The Issuer will maintain and preserve the first priority mortgage Liens and security interest of the Security Documents and of any other instrument included in the Trust Estate prior to the Permitted Merger Date for so long as any Security is Outstanding.

            (b) The Issuer will, forthwith after the execution and delivery of this Indenture and thereafter from time to time prior to the Permitted Merger Date, cause the Security Documents, any other instrument included in the Trust Estate and any mortgage, financing statement, continuation statement or similar instrument relating to any Lien thereof or to any property intended to be subject to any Lien thereof or subject to the Lien of the Security Documents or any other instrument included in the Trust Estate to be filed, registered and recorded in such manner and in such places as may be required by law in order to publish notice of and fully to protect the validity thereof or the Liens thereof purported to be created upon the properties subject thereto and the interest and rights of the Trustee in the Trust Estate. As among the Issuer, the Holders and the Trustee, the Issuer will pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment of the Security Documents, or any amendments thereto or modifications thereof, of any other instrument included in the Trust Estate and of any instrument of further assurance, and all Federal or State stamp taxes or other taxes (except income taxes or franchise taxes of parties other than the Issuer), duties and charges arising out of or in connection with the execution and delivery of such instruments.

            (c) The Issuer will furnish, in connection with the execution and delivery of this Indenture and of each supplemental indenture dated prior to the Permitted Merger Date and each Mortgage referred to herein, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture or such supplemental indenture or Mortgage has been properly recorded and filed so as to make effective the Lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective.

            (d) The Issuer will furnish, by October 1 of each year prior to the Permitted Merger Date, an Opinion of Counsel addressed to the Trustee either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, rerecording and refiling of this Indenture, each supplemental indenture, each Mortgage and any other Security Document referred to herein, as is necessary to maintain the Lien thereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien.

            SECTION 4.03. PERFORMANCE AND ENFORCEMENT. (a) The Issuer will faithfully observe and perform, or cause to be observed and performed, all its covenants, agreements, conditions and requirements contained herein and, subject to any notice and/or cure periods provided therein, in the other Security Documents or in any other instrument included in the Trust Estate strictly in accordance with the terms thereof and will maintain the validity and effectiveness of such instruments and the pledge thereof to the Trustee. The Issuer will take no action, nor will it permit any action to be taken, which will release any party to such instruments from any of its obligations or liabilities thereunder, or will result in the termination, modification or amendment, or will impair the validity, of any such instruments except, in each case, as expressly provided for herein and therein. The Issuer will give the Trustee written notice of any default by any party to any of such instruments promptly after it becomes known to the Issuer.

            (b) At the request of the Trustee, the Issuer will, at its expense but subject to the direction and control of the Trustee, take such action, or at the Trustee's request furnish funds sufficient to enable the Trustee to take such action under or pursuant to this Indenture, as the Trustee may deem necessary for enforcing this Indenture, the Security Documents or any other instrument included in the Trust Estate.

            SECTION 4.04. PAYMENT OF PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST ON SECURITIES. The Issuer will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest (without deduction or withholding for or on account of any taxes except as required by law) on each of the Securities at the places, at the respective times and in the manner provided in the Securities and this Indenture. The Issuer shall cause the aggregate Monthly Payment due on the Securities to be deposited with the Trustee no later than 11:00 a.m. Chicago Time on each Payment Date for disbursement to the Securityholders. Applicable United States taxes will be withheld from payments on any Security for any year in which the Trustee has not received from the Holder thereof, if such Holder is not a United States Person, a properly executed Form 4224 or Form 1001 (or successor thereto) in accordance with appropriate U.S. Treasury regulations.

            SECTION 4.05. SEC REPORTS. From and after the Permitted Merger Date, the Issuer shall file with the Trustee and the SEC and provide Securityholders, within 15 days after filing them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Issuer may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall continue to file with the SEC so long as any Securities remain Outstanding and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Sections 13 and 15(d) of the Exchange Act. The Issuer also shall comply with the other provisions of Section 314(a) of the TIA.

            SECTION 4.06. LIMITATION ON DEBT. The Partnership shall not incur or suffer or permit to exist any Debt except pursuant to this Indenture, the Bond Indenture Supplement, the other Security Documents and the First Mortgage Bonds. From and after the Permitted Merger Date, MAALP shall not, and shall not permit any Subsidiary to, incur any Debt, other than inter-company debt representing Debt to which the only parties are MAALP, its general partner and any of their Subsidiaries that is subordinate in right of payment to the Securities (but only so long as such Debt is held solely by any of MAALP, its general partner and any of their Subsidiaries), if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of MAALP and its Subsidiaries on a consolidated basis is greater than 60% of the sum of Total Assets.

            SECTION 4.07. LIMITATION ON SECURED DEBT. From and after the Permitted Merger Date, in addition to the limitation set forth in Section 4.06, MAALP will not, and will not permit any Subsidiary to, incur any Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt is greater than 40% of Total Assets.

            SECTION 4.08. UNENCUMBERED ASSETS. From and after the Permitted Merger Date, MAALP shall maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of all outstanding Unsecured Debt.

            SECTION 4.09. LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Partnership shall conduct its activities in accordance with and subject to limitations set forth in the organizational documents of the Partnership. The Issuer shall not, and shall not permit any Subsidiary to, conduct any business or enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer or any legal or beneficial owner of five percent or more of any class of equity interest of the Issuer or with any Affiliate of such owner (other than a Wholly Owned Subsidiary of the Issuer) unless (i) the terms of such business, transaction or series of transactions are
(a) set forth in writing and (b) as favorable to the Issuer or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of related transactions in arm's-length dealings with an unrelated third Person and (ii) the Board of Directors has, by resolution, determined in good faith that such business or transaction or series of related transactions meets the criteria set forth in clause (i) above.

            SECTION 4.10. APPOINTMENT OF AGENTS. As long as any of the Securities remain Outstanding, the Issuer will maintain one or more agencies where notices and demands (other than in respect of payment on the Securities) by Holders of Securities to or upon the Issuer in respect of the Securities or this Indenture may be served and where the Securities may be presented for payment by the Issuer and for registration of transfer and for exchange as in this Indenture provided. In addition, the Issuer hereby appoints the Trustee at its Corporate Trust Office as the paying agent of the Issuer, but the Issuer shall have the right at any time and from time to time to vary or terminate any such appointment as paying agent and to appoint additional and other such agents. The Issuer will give to the Trustee notice of the location of such additional and other offices or agencies of the Issuer and of any change in the location of any of such offices or agencies. No agent appointed by the Issuer pursuant to this Section 4.10 shall be liable to the Issuer or to the Holder of any Security except in the case of its own negligent action, its own negligent failure to act or its own willful misconduct.

            The Issuer hereby appoints the Trustee at its Corporate Trust Office in Chicago, Illinois as Security Registrar and paying agent for the Securities.

            The Issuer agrees that at least one of the agencies where the notices and demands referred to in this Section 4.10 may be served will, for as long as any of the Securities remain outstanding, be maintained in New York, New York. The Issuer hereby initially appoints the Trustee at its Corporate Trust Office and the co-paying agent specified above as its agent for receipt of such notices and demands.

            SECTION 4.11. PAYING AGENTS TO HOLD FUNDS IN TRUST. Whenever the Issuer shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.11,

            (a) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, and interest on the Securities in trust for the benefit of the Holders of the Securities or the Trustee and will notify the Trustee of the receipt of sums to be so held, and

            (b) that it will give the Trustee notice of any failure by the Issuer to make any payment of the principal of, premium, if any, or interest on the Securities when the same shall be due and payable.

            SECTION 4.12. APPOINTMENT OF TRUSTEE BY ISSUER. Whenever necessary to avoid or fill a vacancy in the office of the Trustee, the Issuer will appoint a successor Trustee in the manner provided in Section 7.08, so that there shall at all times be a Trustee hereunder.

            SECTION 4.13. AVAILABILITY OF INFORMATION. The Issuer shall cause the Trustee to preserve, in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of the Holders of Securities. From time to time, whenever reasonably requested by the Trustee, but in any event at intervals of not more than six months, the Issuer will furnish or make available to the Trustee such information as may be necessary to permit the Trustee to carry out its duties under this Section 4.13. If at any time the Trustee shall not be the Security Registrar, the Issuer will furnish or cause to be furnished to the Trustee monthly not later than five Business Days before each Payment Date and at such other times as the Trustee may reasonably request a list in such form as the Trustee may reasonably require of the names and addresses of Holders of Securities as of such Payment Date.

            SECTION 4.14. BOOKS OF ACCOUNT; INSPECTION BY TRUSTEE; NOTICES; STATEMENTS AS TO COMPLIANCE. (a) The Issuer will keep or cause to be kept proper books of record and account, in which full, true and correct entries shall be made of all dealings or transactions of or in relation to the Securities and the Mortgaged Properties and the business and affairs of the Partnership relating to the Mortgaged Properties.

            (b) The Issuer shall deliver to the Trustee and the Rating Agencies within one hundred twenty (120) days after the end of each fiscal year of the Issuer an Officers' Certificate stating whether or not any Default or Event of Default occurred during such period, describing such Default or Event of Default, if any, and its status.

            (c) The Issuer shall deliver to the Trustee and (after the issuance of the First Mortgage Bonds) to the Rating Agencies within twenty (20) Business Days after the end of each calendar quarter an Officer's Certificate (i) setting forth the Debt Service Coverage Ratio calculated as of the last day of such calendar quarter with respect to the preceding twelve (12) calendar months, (ii) setting forth the calculations used to determine such Debt Service Coverage Ratio and (iii) stating that the Issuer thereby confirms compliance with the provisions of this Indenture for determining such Debt Service Coverage Ratio.

            (d) The Issuer agrees promptly to give notice to the Trustee and the Rating Agencies of:

            (i)   the occurrence of any Default or Event of Default;

            (ii) any (A) default (after any applicable grace or cure period has expired) under any material provision of any agreement, instrument or undertaking to which the Issuer or a Subsidiary is a party or by which any of them or any of their respective properties is bound or (B) litigation, investigation or proceeding which may exist at any time between the Issuer or a Subsidiary and any Person, which default or litigation, if adversely determined, could have a material adverse effect on the business, operations or condition, financial or otherwise, of the Issuer and its Subsidiaries, taken as a whole, or any of their properties;

            (iii) any litigation or proceeding affecting the Issuer or a Subsidiary in which the amount involved is $100,000 or more and is either not covered by insurance or is covered by insurance as to which the insurer has disclaimed liability or in which injunctive or similar relief is sought; or

            (iv) a material adverse change in the business, operations or condition, financial or otherwise of the Issuer and its Subsidiaries, taken as a whole.

Each notice given pursuant to this Section 4.14(d) shall be accompanied by an Officers' Certificate setting forth details of the occurrence referred to therein and stating what action, if any, the Issuer proposes to take with respect thereto.

            (e) Not later than forty-five (45) days following the end of each fiscal quarter of the Issuer's operations commencing with the quarter ending December 31, 1997, the Issuer will deliver to the Trustee and the Rating Agencies (a) unaudited financial statements, internally prepared on an accrual basis in accordance with GAAP, including a balance sheet as of the end of such quarter and a statement of revenues and expenses through the end of such quarter. Such statements for each quarter shall be accompanied by an Officers' Certificate certifying that (A) such financial statements fairly represent the financial condition and results of operations of the Issuer in accordance with GAAP and (B) as of the date of such Officers' Certificate, no Default exists under this Indenture, the Securities, the Mortgage or any other Security Document or, if so, specifying the nature and status of each such Default and the action then being taken by the Issuer or proposed to be taken to remedy such Default.

            (f) Not later than ninety (90) days after the end of each fiscal year of Issuer's operations, the Issuer will deliver to the Trustee and the Rating Agencies audited financial statements prepared on an accrual basis and certified by an Independent Accountant in accordance with GAAP including a balance sheet as of the end of such year and a statement of revenues and expenses for such year, and stating in comparative form beginning with the 1998 calendar year the figures for the previous fiscal year as well as, prior to the Permitted Merger Date, the supplemental schedule of net income or loss presenting the net income or loss for the Mortgaged Properties. Such annual financial statements shall also be accompanied by an Officer's Certificate in the form required pursuant to Section 4.14(e).

            (g) Not later than forty-five (45) days following the end of each fiscal quarter of the Issuer's operations prior to the Permitted Merger, commencing with the quarter ending December 31, 1997, if requested by the Trustee or the Rating Agencies, the Issuer will deliver to the Trustee and the Rating Agencies (i) a rent roll, true and complete in all material respects, for each Mortgaged Property, (ii) a leasing report for each Mortgaged Property and
(iii) a capital expenditure report, in each case in such form as the Trustee or the Rating Agencies (as the case may be) may reasonably request.

            (h) The Issuer will, at any and all times prior to the Permitted Merger Date, within a reasonable time after written request by the Trustee, furnish or cause to be furnished to the Trustee and the Rating Agencies, in such manner and in such detail as may be reasonably requested by the requesting party, additional information with respect to the Mortgaged Properties.

            The statements and other information furnished to the Trustee under this Section 4.14 are to be retained by the Trustee in its files. Copies of such information pursuant to this Section shall be provided by the Trustee upon request to the Holders of Securities, or their duly designated representatives or agents, at the Issuer's sole expense, and the Trustee shall be under no other duty with respect to the same.

            SECTION 4.15. PAYMENT OF TAXES AND OTHER CLAIMS. Prior to the Permitted Merger, the Partnership will comply with the provisions regarding payment of taxes contained in each Mortgage, and after the Permitted Merger, the Issuer will, and will cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before any fines or penalties are imposed, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; PROVIDED, HOWEVER, that the Issuer shall have the right, at its sole cost and expense, to contest or object to the amount or validity of any tax, assessment, charge or claim by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying or extending the Issuer's covenant to pay such tax, assessment, charge or claim at the time and in the manner provided in this Section, unless the Issuer has given prior written notice to the Trustee of its intent so to contest or object and unless
(i) prior to the Permitted Merger Date, such legal proceedings shall operate conclusively to prevent the sale or forfeiture of the Mortgaged Properties, or any part thereof, to satisfy such tax, assessment, charge or claim prior to final determination of such proceedings and (ii) the Issuer shall furnish a good and sufficient bond from a surety company with a rating from S&P and Moody's no lower than "BBB" and "Baa2", respectively, or other security reasonably satisfactory to the Rating Agencies in the amount of the tax, assessment, charge or claim which is being contested plus any interest and penalty which may be imposed thereon and which, prior to the Permitted Merger Date, could become a Lien against the Mortgaged Properties.

            SECTION 4.16. CORPORATE EXISTENCE AND RIGHTS. The Issuer will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and franchises; PROVIDED, HOWEVER, that this Section 4.16 shall not prohibit the Permitted Merger or any other merger permitted by Article Nine.

            SECTION 4.17. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

            (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

            (2) upon the reasonable request of the Trustee or the Rating Agencies, an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of such counsel, all such conditions precedent have been complied with; and

            (3) a certificate from Independent Accountants if reasonably requested by the Trustee or the Rating Agencies, in form and substance acceptable to each requesting party.

            SECTION 4.18. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with regard to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that each individual making such certificate or opinion has read such covenant or condition;


           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 4.19. DEBT SERVICE COVERAGE. (a) From and after the Permitted Merger, MAALP shall not, and shall not permit any Subsidiary to, incur any Debt if the Debt Service Coverage Ratio for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.50 to 1, on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by MAALP or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Debt by MAALP or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period), (iii) the income earned on any increase in Total Assets since the end of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustment with respect to such acquisition or disposition being included in such pro forma calculation.

            (b) If at any time prior to the Permitted Merger Date the Debt Service Coverage Ratio of the Partnership, as set forth on the Officers' Certificate delivered pursuant to Section 4.14(c) or otherwise in a notice from the Issuer to the Trustee, shall be less than 1.30 to 1, the Trustee shall promptly deliver a Trigger Notice to the agent under the Cash Collateral Agreement, as provided therein. If at any time after such delivery of a Trigger Notice the Debt Service Coverage Ratio, as set forth on the Officers' Certificate delivered pursuant to Section 4.14(c) or otherwise in a notice from the Issuer to the Trustee, shall be equal to or greater than 1.30 to 1, the Trustee shall promptly deliver a Termination Notice to the agent under the Cash Collateral Agreement, as provided therein.

            (c) If at any time prior to the Permitted Merger Date the Debt Service Coverage Ratio of the Partnership shall be less than 1.15 to 1, the Trustee may, and upon direction from Holders of 25% in principal amount of the Securities then Outstanding shall, upon ten (10) days' prior written notice to the Issuer and each property manager of the Mortgaged Properties, terminate or cause the termination of all such property managers and require the Partnership to retain a different manager or managers satisfactory to the Trustee or such Holders; PROVIDED, HOWEVER, that before retaining any such substitute property manager the Trustee shall have received written confirmation from each Rating Agency that such substitute manager and any related management agreement will not, in and of themselves, cause a withdrawal, downgrade or qualification of the then current rating of the Certificates.

            SECTION 4.20. RESTRICTIONS ON PARTNERSHIP. The Partnership shall not have any Subsidiaries, shall not incur any Debt other than the Securities and Permitted Encumbrances and shall comply with and shall not amend Article I or II of its limited partnership agreement.

            SECTION 4.21. MAINTENANCE OF PROPERTIES. The Issuer will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent MAALP or any Subsidiary except the Partnership from selling or otherwise disposing for value of its properties in the ordinary course of its business.

            SECTION 4.22. INSURANCE. Prior to the Permitted Merger, the Partnership shall comply with the insurance provisions of each Mortgage, and after the Permitted Merger, the Issuer will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility.

            SECTION 4.23. PERMITTED MERGER. Prior to the Permitted Merger Date, MAALP shall diligently use its best efforts to obtain the ratings specified in
Section 9.02(ii) and to become a reporting company under the Exchange Act. If such ratings are obtained, MAALP and the Partnership, as the case may be, shall comply with Sections 9.02(i) and (iii) through (xi) and shall effect the Permitted Merger.

            SECTION 4.24. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                 ARTICLE FIVE

                        EVENTS OF DEFAULT AND REMEDIES

            SECTION 5.01. EVENTS OF DEFAULT. An "Event of Default" occurs if:

            (1) the Issuer defaults in the payment of interest on any Security when the same becomes due and payable;

            (2) the Issuer defaults in the payment of the principal of or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity, upon acceleration or otherwise;

            (3) the Partnership consolidates with or merges with or into, or conveys, transfers or leases all or substantially all its assets to, any Person in any transaction which is not a Permitted Merger;

            (4) the Issuer fails to observe or perform any of its covenants or agreements contained in Sections 4.02, 4.06, 4.07, 4.08, 4.19(a) or 4.20;

            (5) the Issuer fails to observe or perform any of its covenants or agreements set forth in the Securities or this Indenture (other than those referred to in clauses (1), (2), (3) or (4) above) and the Default, if subject to being cured, continues for a period of 30 days after the earlier of knowledge by the Issuer thereof or notice thereof from the Trustee to the Issuer; PROVIDED that if such Default is not subject to being cured within such 30-day period and the Issuer (i) has delivered an Officers' Certificate to the Trustee (a) certifying that such Default is reasonably subject to cure and that the Issuer has commenced such cure and
      (b) setting forth those actions the Issuer has taken and will take to pursue such cure and (ii) pursues such cure diligently to completion, then such 30-day period shall be extended for an additional period of 60 days;

            (6) following the Permitted Merger Date, MAALP defaults under any indebtedness for money borrowed by MAALP if (A) such default either (i) results from the failure to pay the principal of any such indebtedness at its stated maturity or (ii) relates to an obligation other than the obligation to pay the principal of such indebtedness at its stated maturity and results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, (B) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at stated maturity or the maturity of which has been so accelerated, aggregates $1,000,000 or more at any one time outstanding and
      (C) such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within ten (10) Business Days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Securities then Outstanding;

            (7) the Issuer or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Issuer or any of its Subsidiaries in an involuntary case;

                  (B) appoints a Custodian of the Issuer or any of its Subsidiaries or for any substantial part of their respective property; or

                  (C) orders the winding up or liquidation of the Issuer or any of its Subsidiaries;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

            (9) an "Event of Default" as defined in any Security Document shall have occurred and be continuing;

            (10) any representation, warranty or other statement made by or on behalf of the Issuer set forth in this Indenture, any other Security Document or any other instrument included in the Trust Estate or in any certificate, demand or request delivered to the Trustee or any Holder of Securities pursuant to this Indenture, any Security Document or any other instrument included in the Trust Estate, or by or on behalf of MAALP set forth in the Contribution Agreement, shall prove to have been false or misleading in any material respect as of the date when made;

            (11) any judgment or decree for the payment of money in excess of $100,000 not covered by insurance is rendered against the Issuer or any of its Subsidiaries and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

            (12) the general partner of the Partnership fails to comply with
      Article 3 or 9 of its charter.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or other order, rule or regulation of any administrative or governmental body.

            It is understood and agreed that no failure of the Issuer to maintain the Debt Service Coverage Ratio specified in Section 4.19(b) or (c) shall constitute a Default or Event of Default hereunder.

            The Issuer shall deliver to the Trustee, within thirty (30) days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Default hereunder, its status and what action the Issuer is taking or proposes to take with respect thereto.

            SECTION 5.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 5.01(7) or (8) with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the Securities by notice to the Issuer and the Trustee, may declare the principal of and accrued interest on all the Securities and all other amounts due hereunder or thereunder to be due and payable; PROVIDED that upon the occurrence of an Event of Default described in clause (7) or (8) of Section 5.01, the principal of and accrued interest on all of the Securities shall automatically become due and payable, without presentment, demand or other requirements of any kind, all of which are hereby expressly waived by the Issuer. Upon such a declaration, such principal, interest and all other amounts due under the Securities in this Indenture shall be due and payable immediately.

            The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) no amounts have been paid to the Holders as principal, interest, or premium, if any, on the Securities as a result of such acceleration, (iii) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration and (iv) all costs and expenses incurred by the Trustee prior to such waiver have been reimbursed to the Trustee.

            SECTION 5.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. If the Trustee or an agent on its behalf purchases any Mortgaged Property at a foreclosure or trustee's sale by bidding any of or all the amounts outstanding under the Securities, then such principal, premium, if any, interest and other amounts outstanding under the Securities (in an aggregate amount equal to the amount bid by the Trustee or an agent on its behalf) as are specified by the Trustee shall be deemed to be satisfied and discharged concurrently with such purchase.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of Securities in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            The Trustee shall not commence foreclosure on any Mortgaged Property unless a Phase I (and, if appropriate, a Phase II) environmental site assessment of such Mortgaged Property is conducted at the expense of the Issuer, and no material environmental liabilities or potential liabilities are detected thereby.

            SECTION 5.04. WAIVER OF PAST DEFAULTS. Subject to Section 8.02 and upon payment to the Trustee of all costs and expenses incurred by the Trustee in connection with an existing Default or Event of Default, the Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (a) an Event of Default in the payment of the principal of or premium, if any, or interest on a Security, (b) an Event of Default depriving the Trustee or any Holder of a Lien upon any of the Mortgaged Properties or other property included in the Trust Estate or (c) an Event of Default in respect of any covenant or provision of this Indenture that under Section 8.02 cannot be amended or modified without the consent of the Holder of each Security affected thereby. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right

            SECTION 5.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability or for which the Trustee has failed to receive reasonable security or indemnity.

            SECTION 5.06. LIMITATION ON SUITS. A Holder of Securities may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority of principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Holder of Securities may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

            SECTION 5.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 5.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default in payment of interest, premium, if any, or principal specified in Section 5.01(l) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal and interest remaining unpaid and the amounts provided for in
Section 7.07.

            SECTION 5.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee or an agent on its behalf may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

            SECTION 5.10. PRIORITIES. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            FIRST:  to the Trustee for amounts due under Section 7.07;

            SECOND: as set forth in clauses FIRST, SECOND, THIRD, FOURTH and FIFTH of Section 7.14, in such order of priority;

            THIRD:  to the payment of any remaining Obligations; and

            FOURTH: to the payment of the remainder, if any, to the Issuer, its successors or assigns or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may determine.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Securityholder a notice that states the record date, the payment date and amount to be paid.

            SECTION 5.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 or a suit by Holders of more than 10% in principal amount of the Securities.

            SECTION 5.12. WAIVER OF STAY OR EXTENSION LAWS. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                ARTICLE SIX .

                     DISCHARGE OF INDENTURE; DEFEASANCE .

            SECTION 6.01. DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE. (a) When (i) the Issuer delivers to the Trustee all Outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all Outstanding Securities have become due and payable and the Issuer irrevocably deposits with the Trustee funds sufficient to pay at maturity all Outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07) and if in either case the Issuer pays all other Obligations, then this Indenture shall, subject to Sections 6.01(c) and 6.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer (accompanied by an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to such satisfaction and discharge have been met pursuant to this Indenture and applicable law) and at the cost and expense of the Issuer.

            (b) Subject to Sections 6.01(c), 6.02, 6.06 and 7.07, the Issuer at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations with respect to the Securities under Sections 4.01, 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09,
4.14 (with respect to clauses (a), (c), (d)(ii) through (d)(iv), and (e) through
(h)), 4.15, 4.20, 4.21, 4.22 and 4.23 and Article Nine and the operation of Sections 5.01(3), 5.01(4), 5.01(5) (with respect to those provisions of Article Four cited in this clause (ii)), 5.01(6), 5.01(7) (with respect to any Subsidiary), 5.01(8) (with respect to any Subsidiary), 5.01(10), 5.01(11) and 5.01(12) ("covenant defeasance option"). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Issuer exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 5.01(3), 5.01(4), 5.01(5) (with respect to those provisions of Article Four cited in clause (ii) above), 5.01(6), 5.01(7) (with respect to any Subsidiary), 5.01(8) (with respect to any Subsidiary), 5.01(10), 5.01(11) or 5.01(12) or because of the failure of the Issuer to comply with Article Nine.

            Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates and prior to the Permitted Merger Date shall, at the expense of the Issuer, execute such documents prepared by the Issuer causing the Liens created by the Security Documents and this Indenture to be released.

            (c) Notwithstanding clauses (a) and (b) above, the Issuer's obligations in Sections 2.06, 2.07, 2.09, 4.10, 4.11, 4.12, 4.13, 4.14 (with respect to clauses (b) and (d)(i)), 4.17, 4.18, 6.04, 6.05, 6.06, 7.07 and 7.08
shall survive until the Securities have been paid in full. Thereafter, the Issuer's obligations in Sections 6.04, 6.05 and 7.07 shall survive.

            SECTION 6.02. CONDITIONS TO DEFEASANCE. The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Issuer irrevocably deposits in trust with the Trustee Cash or U.S. Government Obligations for the payment of principal of, premium (if any) and interest on, the Securities to the date of maturity or redemption, as the case may be;

            (2) the Issuer delivers to the Trustee a certificate from Independent Accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited Cash without investment will provide Cash at such times and in such amounts (but, in the case of the legal defeasance option only, not more than such amounts) as will be sufficient to pay principal and interest when due on all Securities to maturity;

            (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 5.01(7) or (8) with respect to the Issuer occurs which is continuing at the end of the period;

            (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

            (5) the deposit does not constitute a default under any other agreement binding on the Issuer;

            (6) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, and is not required to be registered as, an investment company under the Investment Company Act of 1940, as amended, and that the Trustee has a perfected first priority security interest in the Cash and/or U.S. Governmental Obligations deposited pursuant to Section 6.02(1);

            (7) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred;

            (8) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such covenant defeasance had not occurred;

            (9) the Rating Agencies have each provided written confirmation that such defeasance will not, in and of itself, cause the withdrawal, downgrade or qualification of any rating of the Securities or (after the Permitted Merger
Date) the unsecured debt of MAALP; and

            (10) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 6 have been complied with.

            SECTION 6.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust Cash or U.S. Government Obligations deposited with it pursuant to this
Article 6. It shall apply the deposited Cash and the Cash from U.S. Government obligations through the paying agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

            SECTION 6.04. REPAYMENT TO ISSUER. The Trustee and the paying agent shall promptly turn over to the Issuer upon request any excess Cash or securities held by them pursuant to this Article Six. Subject to any applicable abandoned property law, the Trustee and the paying agent shall pay to the Issuer upon request any Cash held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders of Securities entitled to the Cash must look to the Issuer for payment as general creditors.

            SECTION 6.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 6.06. REINSTATEMENT. If the Trustee or paying agent is unable to apply any Cash or U.S. Government Obligations in accordance with this
Article 6 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 6 until such time as the Trustee or paying agent is permitted to apply all such Cash or U.S. Government obligations in accordance with this Article 6; PROVIDED, HOWEVER, that, if the Issuer has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Cash or U.S. Government Obligations held by the Trustee or paying agent.

                                ARTICLE SEVEN

                            CONCERNING THE TRUSTEE

            SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default of which a Trust Officer has actual knowledge has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default of which a Trust Officer has actual knowledge:

            (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and the Security Documents and no others and no implied covenants or obligations shall be read into this Indenture and the other Security Documents against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture and the other Security Documents to the extent expressly set forth herein and therein.

            (3) following the Permitted Merger Date, the Trustee shall not be required to perform any of its duties required to be performed pursuant to the provisions of the Security Documents with respect to which the Lien has been released pursuant to Section 9.03.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Issuer.

            (f) No provision of this Indenture or the other Security Documents shall require the Trustee to pay any Advances, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder and thereunder, or in the exercise of any of its rights and powers, if it believes that repayment of such Advances or funds or adequate indemnity against such risk or liability is not assured to it.

            SECTION 7.02. RIGHTS OF TRUSTEE. (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel to the effect that it is authorized to act or refrain from acting.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, PROVIDED that the Trustee's conduct does not constitute negligence or bad faith.

            (e) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order.

            (f) Whenever in the administration of this Indenture and the other Security Documents the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate executed by an Officer of the appropriate Person or an Opinion of Counsel.

            (g) The Trustee shall be under no obligation to exercise any of the rights or power vested in it by this Indenture or to honor the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

            (h) The Trust shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document provided to it in accordance with the provisions of this Indenture, PROVIDED, HOWEVER, that the Trustee shall examine such certificates and opinions to determine whether or not such certificates and opinions conform to the requirements of this Indenture to the extent set forth herein; and PROVIDED, FURTHER, that the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, upon reasonable advance written notice, with such examination to be conducted during the Issuer's normal business hours and in a manner that does not unreasonably interfere with the Issuer's conduct of its affairs, and the Trustee's costs of any such examination shall be borne by the Issuer or, if requested by one or more Holders, then by the Holder(s) requesting that such examination be made.

            (i) The Trustee shall have no liability or responsibility for any actions or omissions to act of the Issuer or any other Person.

            SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any paying agent, Security Registrar or Security Co-Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the validity, adequacy or enforceability of this Indenture, the Securities or any of the Security Documents or the perfection or priority of any security interest granted by this Indenture or the Security Documents, or as to the value, title, condition, fitness for use of, or maintenance or sufficiency of insurance on, or otherwise with respect to, any tangible property or any substitute therefor included within the Trust Estate. The Trustee, shall not be accountable for the Issuer's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

            SECTION 7.05. NOTICE OF DEFAULTS. If a Default or an Event of Default occurs and is continuing and is actually known to a Trust Officer, the Trustee shall mail to each Holder of Securities notice of the Default or Event of Default within 30 days after it occurs. Except in the case of a Default in payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Holders of Securities. The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 5.01(l) or Section 5.01(2) of this Indenture, if the Trustee is then acting as paying agent, or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification indicating that an event exists which is a Default or an Event of Default or concerning which a Trust Officer has obtained actual knowledge, and such notification shall not be deemed to include receipt of information contained in any report or other document furnished under
Section 4.05 of this Indenture.

            SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with the May 15 following the date hereof, and in any event prior to July 15 in each year and within 12 months from the date the prior report hereunder was transmitted to the Holders of Securities, the Trustee shall mail to each Holder of Securities in accordance with TIAss.313(c), a brief report dated as of May 15 that complies with TIAss.313(a). The Trustee also shall comply with TIAss. 313(b).

            A copy of each such report at the time of its mailing to Holders of Securities shall be filed by the Issuer with the SEC and each stock exchange on which the Securities are listed. The Issuer agrees to notify the Trustee promptly whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07. COMPENSATION AND INDEMNITY. The Issuer shall pay to the Trustee monthly a trustee fee mutually agreed upon as reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under any other Security Documents, including the reasonable compensation and expenses of the Trustee's agents and counsel and the cost of any environmental site assessments referred to in the third paragraph of Section 5.03. The Issuer shall indemnify the Trustee, making payment on a current basis, against any loss, liability or expense (including reasonable attorneys' fees and the cost of any environmental site assessments referred to in the third paragraph of Section 5.03) incurred by it (unless such loss, liability or expense is determined in a final non-appealable judgment to have been incurred due to the Trustee's bad faith or negligence) in connection with the administration of this trust and the performance of its duties hereunder and under the other Security Documents. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity but its failure to do so shall not affect the Trustee's right to indemnification hereunder.

            To secure the Issuer's payment obligations in this Section and
Section 7.14, the Trustee shall have a Lien prior to (i) the lien of the Securities and (ii) all other liens, if any, on all Cash or property held or collected by the Trustee.

            The Issuer's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of an Event of Default specified in subsection 5.01(7) or (8), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign by so notifying the Issuer. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the removed Trustee and paying to the removed Trustee all fees, costs and other expenses (including indemnification payments and reimbursements of Advances (if any) owed to the Trustee hereunder) and may appoint a successor Trustee. The Issuer may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged a bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, then, unless the Holders of Securities have appointed a successor Trustee as provided above, the Issuer shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after receiving such acceptance, the retiring Trustee shall, upon the payment of all fees, costs and expenses (including indemnification payments and reimbursement of Advances), if any, owed to it hereunder, transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07, the resignation or removal of the retiring Trustee shall then become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of Securities.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Holder of Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee.

            SECTION 7.10. ELIGIBILITY: DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIAss.ss.310(a)(1) and (a)(5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIAss.310(b) during the period of time required thereby.

            SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Trustee shall comply with TIAss.311(a), excluding any creditor relationship listed in TIAss.311(b). A Trustee who has resigned or been removed shall be subject to TIAss.311(a) to the extent indicated therein.

            SECTION 7.12. SEPARATE AND CO-TRUSTEES.

            (a) If at any time the Trustee shall deem it necessary for the purpose of meeting legal requirements applicable to it in the performance of its duties as mortgagee, trustee or beneficiary (or similar capacity) under any of the Mortgages, the Trustee shall have the power to appoint one or more Persons to act as separate trustees or co-trustees thereunder, jointly with the Trustee, except as set forth in subsection (b)(1), of any of the Mortgaged Properties subject to the Lien thereof, and any such Persons shall be such separate trustee or co-trustee, with such powers and duties consistent with the Mortgages and this Indenture as shall be specified in the instrument appointing him, her or it. If the Trustee shall request the Issuer so to do, the Issuer shall join with the Trustee in the execution of such instrument, but the Trustee shall have the power to make such appointment without making such request.

            (b) Every separate trustee and co-trustee shall, to the extent not prohibited by law, be subject to the following terms and conditions:

            (1) the rights, powers, duties and obligations conferred or imposed upon such separate or co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate or co-trustee jointly, as shall be provided in the instrument appointing him or it, except to the extent that under any law of any jurisdiction in which any particular act is to be performed any nonresident trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or co-trustee;

            (2) all powers, duties, obligations and rights conferred upon the Trustee in respect of the custody of all cash deposited hereunder or under the Cash Collateral Agreement or the Mortgages, shall be exercised solely by the Trustee; and

            (3) the Trustee may at any time by written instrument accept the resignation of or remove any such separate trustee or co-trustee, and upon the request of the Trustee, the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal, but the Trustee shall have the power to accept such resignation or to make such removal without making such request. A successor to a separate trustee or co-trustee so resigning or removed may be appointed in the manner otherwise provided herein.

            (c) Such separate trustee or co-trustee, upon acceptance of such trust, shall be vested with the estates or property specified in such instrument, either jointly with the Trustee, or separately, as may be provided therein, subject to all the trusts, conditions and provisions of the Mortgages; and every such instrument shall be filed with the Trustee. Any separate trustee or co-trustee may, at any time, by written instrument constitute the Trustee his agent or attorney-in-fact with full power and authority, to the extent permitted by law, to do all acts and things and exercise all discretion authorized or permitted by him, for and in his behalf and in his name. If any separate trustee or co-trustee shall be dissolved, become incapable of acting, resign, be removed or die, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee, without the appointment of a successor to said separate trustee or co-trustee, until the appointment of a successor to said co-trustee is necessary as provided in this Section.

            (d) Any notice, request or other writing, by or on behalf of any Holder delivered to the Trustee shall be deemed to have been delivered to all separate trustees and co-trustees.

            (e) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

            SECTION 7.13. SERVICER. Upon the occurrence of an Event of Default or any event requiring the Trustee to exercise any discretion to give its consent or to act or refrain from acting under any Mortgage or other Security Document, in any case prior to the Permitted Merger Date, the Trustee may, and at the direction of the Holders of 25% or more in principal amount of Securities Outstanding shall, appoint a servicer at the expense of the Issuer to act on behalf of the Trustee hereunder and under such other Security Documents. Any Servicer appointed pursuant to this Section shall be a Qualified Servicer, PROVIDED that, the Trustee shall have no liability (a) for any loss, liability, cost or other expense incurred in connection with the Trustee's performance or failure to perform under the Security Documents resulting from the Trustee's failure (after good-faith efforts) to appoint a Servicer that meets the definition of Qualified Servicer and is willing to enter into the Servicing Agreement or (b) for any action or failure to act of a Qualified Servicer.

            SECTION 7.14. ADVANCES. Prior to the Permitted Merger Date, the Trustee shall make any Advances as and to the extent that (a) payments for which Advances are made have not been made by the Issuer as required and (b) the Trustee determines in its sole discretion that such Advances would be ultimately recoverable from amounts on deposit in the Operating Account or otherwise from the Issuer. The Trustee shall be entitled to the reimbursement of any outstanding Advances made by it, together with interest thereon at the Advance Rate, and the Issuer hereby covenants and agrees promptly to reimburse the Trustee therefor. Prior to the Permitted Merger Date, the Trustee may make withdrawals from the Operating Account to reimburse Advances as provided in Paragraph 3(p) of the Cash Collateral Agreement.

            SECTION 7.15 PRIORITIES OF PAYMENT. The Trustee shall apply any amounts received pursuant to this Indenture (except for amounts due under Section 7.07 and timely paid), including, without limitation, any amounts deposited by the Issuer pursuant to Section 4.04 and any amounts in the Operating Account or any other Account, in the following order:

            FIRST: to reimburse the Trustee for any unreimbursed Advances, plus interest thereon at the Advance Rate;

            SECOND: to make payments from the Accounts, if any, as required by the Cash Collateral Agreement;

            THIRD: to make Monthly Payments;

            FOURTH: to make payments of principal on the Bonds, to the extent that any such payments are then due and owing;

            FIFTH: to make payments of Deferred Interest on the Bonds, to the extent that any such payments are then due and owning; and

            SIXTH: to pay any other amounts due and owing hereunder;

PROVIDED, HOWEVER, that any amounts collected by the Trustee pursuant to Article Five shall be paid out as provided in Section 5.10.

            SECTION 7.16. ERRORS AND OMISSIONS INSURANCE. The Trustee shall keep in force during the term of this Indenture a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in customary form and amounts issued by an insurer or insurers with a claims-paying ability acceptable to the Rating Agencies.

                                ARTICLE EIGHT

                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

            SECTION 8.01. AMENDMENTS AND SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. Without the consent of any Holders of Securities, the Issuer, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more amendments hereof or indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (a) to evidence the succession of another Person to the Issuer pursuant to the terms hereof and the assumption by any such successor of the covenants of the Issuer herein and in the Securities contained; or

            (b) to add to the covenants of the Issuer for the benefit of the Holders of all or any of the Securities or to surrender any right or power herein conferred upon the Issuer; or

            (c) to add any additional Events of Default for the benefit of the Holders of all or any of the Securities; PROVIDED, HOWEVER, that in respect of any such additional Events of Default such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities; or

            (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee as provided in Section 7.08; or

            (e) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, PROVIDED such provisions shall not adversely affect the interests of the Holders of Securities in any material respect; or --------

            (f) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to Section 6.01 and subject to the conditions set forth in Section 6.02; PROVIDED that any such action shall not adversely affect the interests of the Holders of Securities in any material respect.

            SECTION 8.02. AMENDMENTS AND SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such amendment or supplemental indenture, the Issuer, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into one or more amendments hereof or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; PROVIDED, HOWEVER, that no such amendment or supplemental indenture shall be entered into unless the Trustee has received written confirmation from each of the Rating Agencies that such action will not, in and of itself, cause the withdrawal, downgrade or qualification of the then current rating of the First Mortgage Bonds or (after the Permitted Merger Date) the unsecured debt of MAALP; and PROVIDED, FURTHER, that no such amendment or supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

            (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the rate of or extend the time for payment of interest on any Security;

            (3) reduce the principal of or extend the fixed maturity of any Security;

            (4) reduce the premium payable on any Security;

            (5) make any Security payable in money other than that stated in the Security;

            (6) make any change in Section 5.04 or 5.07 or this Section;

            (7) waive any Default in the payment of principal of or interest on any Security, or any Event of Default depriving the Trustee or any Holder of a Lien upon any of the Mortgaged Properties included in the Trust Estate; or

            (8) release any property from the Lien of the Mortgages except in accordance with the terms thereof and of this Indenture.

            It shall not be necessary for the consent of the Holders of the Securities under this Section 8.02 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent shall approve the substance thereof.

            After an amendment or supplement under this Section becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment or supplement. The failure to mail such notice to all Holders shall not affect the validity of an amendment or supplement under this Section.

            SECTION 8.03. COMPLIANCE WITH TRUST INDENTURE. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect as evidenced by an Opinion of Counsel delivered to the Trustee at the expense of the Issuer.

            SECTION 8.04. REVOCATION AND EFFECT OF CONSENTS. A consent to an amendment, supplement or waiver by a Holder of a Security shall bind such Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in clauses (1) through (6) and the first subclause of clause (7) of Section 8.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same Debt as the consenting Holder's Security.

            The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who are Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consents shall be valid or effective for more than 120 days after such record date.

            SECTION 8.05. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment, supplement or waiver changes the terms of a Security, the Issuer may direct the Trustee to require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

            SECTION 8.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture.

            SECTION 8.07. EFFECT OF AMENDMENTS AND SUPPLEMENTAL INDENTURES. Upon the execution of any amendment or supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such amendment or supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

            SECTION 8.08. WAIVER OF COMPLIANCE BY HOLDERS. Anything in this Indenture to the contrary notwithstanding, any of the acts which the Issuer is required to do or is prohibited from doing by any of the provisions of this Indenture may, to the extent that such provisions might be changed or eliminated by a supplemental indenture pursuant to Section 8.02 hereof upon consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, be omitted or done by the Issuer if there is obtained the prior written consent thereto of the Holders of a majority of the aggregate principal amount of the Securities at the time Outstanding, or the prior written waiver of compliance with any such provision or provisions signed by such Holders. The Issuer agrees promptly to file with the Trustee a duplicate original of each such consent or waiver.

                                 ARTICLE NINE

           PERMITTED MERGER AND RELEASE OF PORTION OF TRUST ESTATE

            SECTION 9.01. WHEN ISSUER MAY MERGE. The Partnership shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, except in compliance with, and upon satisfaction of the conditions set forth in Sections 9.02 through 9.04 (a "PERMITTED MERGER"). After the Permitted Merger Date, MAALP shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, except in compliance with Sections
9.05 through 9.07.

            SECTION 9.02. CONDITIONS PRECEDENT TO PERMITTED MERGER. The Partnership may merge with and into MAALP, with MAALP as the surviving partnership, upon satisfaction of the following conditions:

            (i) no Default or Event of Default shall exist hereunder;

            (ii) MAALP shall have obtained a rating by S&P and Moody's on its unsecured debt, including the First Mortgage Bonds following the Permitted Merger, of at least "BBB-" and "Baa3", respectively;

            (iii) MAALP shall be a reporting company under the Exchange Act pursuant to an effective registration on Form 10 (or any successor form for registration under the Exchange Act);

            (iv) the Trustee shall have received an Officers' Certificate substantially in the form of Exhibit F (the "RELEASE CERTIFICATE");

            (v) the Trustee shall have received an Opinion of Counsel (which may, as to factual matters, rely on an Officers' Certificate) stating that, upon the filing with public authorities referred to in clause (viii) below, all the conditions to the Permitted Merger will have been satisfied, this Indenture will remain in full force and effect and the First Mortgage Bonds will be the legal, valid and binding obligations of MAALP, enforceable against MAALP in accordance with their terms and entitled to the benefits of this Indenture, and opining as to such other matters as the Trustee may reasonably request;

            (vi) the Trustee shall have received any other information and/or documentation which the Issuer may consider relevant or necessary or which the Trustee may reasonably request;

            (vii) the Partnership and MAALP shall have prepared such amendments to their organizational documents and such other documentation as may be required by applicable law to effect the Permitted Merger, all in form and substance acceptable to the Trustee and the Rating Agencies and their respective legal counsel and suitable for filing with public authorities, if such filing is required;

            (viii) all such filings with public authorities as may be required to effect the Permitted Merger shall have been made, and MAALP shall have given notice to the Trustee of the date of the last such filing (the "PERMITTED MERGER DATE");

            (ix) the Issuer shall pay all costs and expenses in connection with the Permitted Merger, including but not limited to the fees of the Trustee and the fees and expenses of experts and counsel to the Trustee;

            (x) the Issuer shall have entered into a binding amendment or supplement to this Indenture specifically providing that MAALP shall assume the obligations under the First Mortgage Bonds and containing such other covenants, and shall have complied with such other conditions, as the Rating Agencies may request; and

            (xi) MAALP shall not have consolidated with or merged with or into, or conveyed, transferred or leased all or substantially all its assets to, any Person, except in compliance with Section 9.05 through 9.07.

            SECTION 9.03. RELEASE OF PORTION OF TRUST ESTATE. Upon the occurrence of a Permitted Merger, the Lien of the Mortgages on the Mortgaged Properties and of the Security Documents shall be released and the Security Documents (except for this Indenture, the Partnership Environmental Indemnity and the MAALP Environmental Indemnity) and such Mortgaged Properties shall be released from the Trust Estate. At the sole expense of MAALP, after receipt of the notice from MAALP referred to in Section 9.02(viii), the Trustee shall execute and deliver to MAALP such documentation prepared by MAALP and delivered to the Trustee as may be required in accordance with this Indenture, the Mortgages and the other Security Documents to effect such release.

            SECTION 9.04. NOTICE TO HOLDERS. Within five (5) Business Days after the Permitted Merger Date, the Trustee shall give notice of the Permitted Merger to each Holder of the First Mortgage Bonds.

            SECTION 9.05. CONSOLIDATIONS AND MERGERS OF, SALES, LEASES AND CONVEYANCES BY, MAALP. Following the Permitted Merger Date, subject to Section 9.07, MAALP may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other partnership or corporation, provided that in any case, (i) either MAALP shall be the continuing partnership or the successor partnership or corporation shall be a partnership or corporation organized and existing under the laws of the United States or a state thereof and such successor partnership or corporation shall expressly assume (if the Permitted Merger has occurred) the due and punctual payment of the principal of (and premium, if any) and any interest on all of the Securities according to their tenor, and shall expressly assume, in any case, the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by MAALP by supplemental indenture, satisfactory to the Trustee, executed and delivered to the Trustee by such corporation or partnership and (ii) immediately after giving effect to such transactions and treating any indebtedness which becomes an obligation of MAALP or any Subsidiary as a result thereof as having been incurred by MAALP or such Subsidiary at the time of such transaction, no Event of Default or any event which, after notice or the lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

            SECTION 9.06. RIGHTS AND DUTIES OF SUCCESSOR. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation or partnership, such successor corporation or partnership shall succeed to and be substituted for MAALP with the same effect as if it had been named herein as Issuer, and MAALP shall be relieved of any further obligation under this Indenture and the Securities. Such successor corporation or partnership thereupon may cause to be signed and may issue either in its own name or in the name of MAALP any or all of the Securities issuable hereunder which theretofore shall not have been signed by MAALP and delivered to the Trustee; and, upon the order of such successor corporation or partnership instead of MAALP and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the Officers of the general partner of MAALP to the Trustee for authentication, and any Securities which such successor corporation or partnership thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the time of the execution hereof.

            In case of any such consolidation, merger, sale, lease, or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

            SECTION 9.07. OFFICERS' CERTIFICATE AND OPINION OF COUNSEL. Any consolidation, merger, sale, lease or conveyance permitted under Section 9.05 is also subject to the condition that the Trustee receive an Officers' Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor corporation or partnership complies with the provisions of this Article and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of any such transaction occurring after the Permitted Merger, written confirmation from each of the Rating Agencies that the unsecured debt rating of such successor corporation or partnership after giving effect to such transaction shall not be less than the unsecured debt rating of MAALP immediately prior to such transaction.

                                 ARTICLE TEN

                      MEETINGS OF HOLDERS OF SECURITIES

            SECTION 10.01. PURPOSES FOR WHICH MEETINGS MAY BE CALLED. A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of such Securities.

            SECTION 10.02. CALL NOTICE AND PLACE OF MEETINGS. (a) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 10.01, to be held at such time and at such place, as the Trustee shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 11.06, and not less than 21 nor more than 180 days prior to the date fixed for the meeting.

            (b) In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 10.01, by written request setting forth in reasonable detail the account proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of Securities of such series in an amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

            SECTION 10.03. PERSONS ENTITLED TO VOTE AT MEETINGS. To be entitled to vote at any meeting of Holders of Securities, a Person shall be (a) a Holder of one or more Outstanding Securities, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

            SECTION 10.04. QUORUM; ACTION. The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum for a meeting of Holders of Securities. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case, the meeting may be adjourned for a period of not less that 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 10.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities which shall constitute a quorum.

            Except as limited by the proviso to Section 8.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities; PROVIDED, HOWEVER, that, except as limited by the proviso to Section 8.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities.

            Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities, whether or not present or represented at the meeting.

            Notwithstanding the foregoing provisions of this Section 10.05, if any action is to be taken at a meeting of Holders of Securities with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby:

            (a) there shall be no minimum quorum requirement for such meeting;
and

            (b) the principal amount of the Outstanding Securities that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

            SECTION 10.05. DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS. (a) Notwithstanding any provisions of this Indenture to the contrary, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it may deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 11.05 and the appointment of any proxy shall be proved in the manner specified in Section
11.05. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 11.05 or other proof.

            (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders of Securities as provided in Section 10.02(b), in which case the Issuer or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

            (c) At any meeting each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities held or presented by him or her; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have not the right to vote, except as a Holder of a Security or proxy.

            (d) Any meeting of Holders of Securities duly called pursuant to
Section 10.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

            SECTION 10.06. COUNTING VOTES AND RECORDING ACTION OF MEETINGS. The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against a resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 10.02 and, if applicable, Section 10.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any records so signed and verified shall be conclusive evidence of the matters therein stated.

                                ARTICLE ELEVEN

                           MISCELLANEOUS PROVISIONS

            SECTION 11.01. TRUST INDENTURE ACT CONTROLS. Following the public offering of the First Mortgage Bonds, if any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 11.02. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Holders of Securities may communicate pursuant to TIAss.312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Security Registrar and anyone else shall have the protection of TIAss.312(c).

            SECTION 11.03. COMPLIANCE CERTIFICATES AND OPINIONS. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request no additional certificate or opinion need be furnished.

            SECTION 11.04. FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion as to some matters and one or more other such Persons as to other matters, and any Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an Officer of the general partner of the Issuer may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the general partner of the Issuer stating that the information as to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations as to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            SECTION 11.05. ACTS OF HOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such actions shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

            (c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient, and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

            (d) The principal amount and serial numbers of Securities held by any Person, and the date of his holding the same, shall be proved by the Securities Register.

            (e) If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may at its option, by Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver, or other Act, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; PROVIDE , that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

            (f) Any request, demand, authorization, direction, notice, consent, waiver, or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any paying agent or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

            SECTION 11.06. NOTICES. Any notice or communication shall be sufficiently given if in writing and delivered in person or by telecopy (receipt confirmed) or mailed by first-class mail, return receipt requested, addressed as follows:


            if to the Partnership:

                        Mid-America Capital Partners, L.P.
                        1209 Orange Street
                        Wilmington, Delaware  19801
                        Attn:  Simon R.C. Wadsworth

                        6584 Poplar Avenue, Suite 340
                        Memphis, Tennessee  38138
                        Attn:  Simon R.C. Wadsworth

            with a copy to:

                        John A. Good, Esq.
                        Baker, Donelson, Bearman & Caldwell
                        165 Madison Avenue, Suite 2000
                        Memphis, Tennessee  38103

            if to MAALP:

                        Mid-America Apartments, L.P.
                        6584 Poplar Avenue, Suite 340
                        Memphis, Tennessee  38138
                        Attn:  Simon R.C. Wadsworth
            with a copy to:

                        John A. Good, Esq.
                        Baker, Donelson, Bearman & Caldwell
                        165 Madison Avenue, Suite 2000
                        Memphis, Tennessee  38103

            if to the Trustee, the Corporate Trust Office.

            The Partnership, MAALP or the Trustee by notice to each other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Holder of Securities shall be mailed to such Holder at his address as it appears on the registration books of the Security Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder of Securities or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 11.07. WHEN TREASURY SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or by any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities Outstanding at the time shall be considered in any such determination.

            SECTION 11.08. RULES BY PAYING AGENT AND REGISTRAR. The Security Registrar and the paying agent may make reasonable rules for their functions.

            SECTION 11.09. LEGAL HOLIDAYS. A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York, the State of Tennessee or the State of Illinois. If a Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period on such amounts to be paid on such Payment Date; PROVIDED that if the Maturity Date is a Legal Holiday, interest shall accrue for such intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 11.10. SUCCESSORS. All agreements of the Issuer in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

            SECTION 11.11. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 11.12. SECURITY AGREEMENT. This Indenture shall constitute a security agreement under the Uniform Commercial Code. Upon the occurrence of any Event of Default, and in addition to any other rights available under this Indenture, any Security Document or any other instruments included in the Trust Estate or otherwise available at law or in equity, the Trustee shall have all rights and remedies of a secured party on default under the Uniform Commercial Code to enforce the assignments and security interests contained herein and in addition shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply any or all of the Trust Estate and any other rights and other interests assigned or pledged hereby at public or private sale. All amounts received hereunder shall be applied first to all costs and expenses incurred by the Trustee and its agents, if any, in connection with such collection and enforcement and thereafter as provided in this Indenture.

            SECTION 11.13. SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 11.14. GOVERNING LAW. This Indenture and each of the Securities issued hereunder shall be deemed to be contracts made under the laws of the State of New York and shall for all purposes be governed by, and construed in accordance with, the laws of such State without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

            SECTION 11.15. TABLE OF CONTENTS; HEADINGS. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not being considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

            SECTION 11.16. LIMITATION ON RECOURSE. Notwithstanding any provision to the contrary herein or in the Mortgages or the Securities, prior to the Permitted Merger Date neither the Trustee nor any Securityholder shall have any recourse to any partner of the Partnership or to any asset of any such partner (except for the Partnership) in order to satisfy the indebtedness for the payment of principal and interest evidenced by the Securities or any other obligations of the Issuer hereunder or under any Security Documents. The foregoing sentence shall not be deemed or construed to be a release of the indebtedness evidenced by the Securities or in any way to impair, limit or otherwise affect the Lien of the Mortgage or other Security Documents or to prevent the Trustee or any Securityholder from naming the general partner of the Partnership or its successors or assigns as a defendant to any action to enforce any remedy so long as there is no personal or deficiency money judgment sought or entered against such general partner or its successors or assigns for payment of principal and interest evidenced by the Securities or any other obligation of the Issuer hereunder or under any Security Document.

            LASALLE NATIONAL BANK hereby accepts the trusts in this Indenture declared and provided and agrees to perform its duties hereunder for the benefit of the Holders, upon the terms and conditions hereinabove set forth.

            IN WITNESS WHEREOF, MID-AMERICA CAPITAL PARTNERS, L.P. has caused this Indenture to be signed and acknowledged in its name and on its behalf by the President of its general partner and the same to be attested by the Secretary of such general partner; MID-AMERICA APARTMENTS, L.P. has caused this Indenture to be signed and acknowledged in its name and on its behalf by the Chief Financial Officer of its general partner and the same to be attested by the Secretary of such general partner; and LASALLE NATIONAL BANK has caused this Indenture to be signed and delivered by one of its Senior Vice Presidents and the same to be attested by one of its Authorized Persons, all as of the day and year first above written.

                                    MID-AMERICA CAPITAL PARTNERS, L.P.

                                    By:  MAACP, Inc.
                                         its general partner


                                    By
                                        Name:  Simon R.C. Wadsworth
                                        Title: President

Attest:


_________________________
Name:  Lynn A. Johnson
Title: Secretary

                                    MID-AMERICA APARTMENTS, L.P.

                                    By: Mid-America Apartment Communities,
                                        Inc., its general partner


                                    By
                                        Name:  Simon R.C. Wadsworth
                                        Title: Chief Financial Officer

Attest:

___________________________
Name:   Lynn A. Johnson
Title:  Secretary

                                          LASALLE NATIONAL BANK, as Trustee


                                          By _______________________________
                                             Name:  Russell M. Goldenberg
                                             Title: Senior Vice President
Attest:

____________________________________
Name:
Title:  Authorized Person

STATE OF NEW YORK         )
                          )  ss.:
COUNTY OF NEW YORK        )

            On this [__]th day of January 1998, before me personally came Simon R.C. Wadsworth, to me known, and who, sworn, did depose and say that he resides at 274 Grove Park Road, Memphis, Tennessee 38117, that he is the President of MAACP, Inc., one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like authority.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


[NOTARIAL SEAL]


                                          Name:
                                          Commission Expires

STATE OF NEW YORK         )
                          )  ss.:
COUNTY OF NEW YORK        )

            On this [__]th day of January 1998, before me personally came Simon R.C. Wadsworth, to me known, and who, sworn, did depose and say that he resides at 274 Grove Park Road, Memphis, Tennessee 38117, that he is the Chief Financial Officer of Mid-America Apartment Communities, Inc., one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like authority.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


[NOTARIAL SEAL]


Name:
Commission Expires

STATE OF NEW YORK         )
                          )  ss.:
COUNTY OF NEW YORK        )

            On this [__]th day of January 1998, before me personally came Russell M. Goldenberg, to me known, and who, sworn, did depose and say that he resides at 6757 Taos Court Lisle, Illinois 60532, that he is the Senior Vice President of LaSalle National Bank, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like authority.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


[NOTARIAL SEAL]


                                          Name:
                                          Commission Expires

                                                                     EXHIBIT A
                                                                  to Indenture

                                   FORM OF
                             FIRST MORTGAGE BOND

                  [   ]% FIRST MORTGAGE BOND, DUE 2003


UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.




                                                           New York, New York
$                                                   [______________] __, 1998

            FOR VALUE RECEIVED, MID-AMERICA CAPITAL PARTNERS, L.P., a Delaware limited partnership ("ISSUER", which term includes any successor Issuer as defined in the Indenture hereinafter referred to), promises to pay to CEDE & CO., or registered assigns ("PAYEE") [____________] DOLLARS ($[__________]) (the "PRINCIPAL AMOUNT"), together with interest from the date hereof at the Interest Rate (as defined below). Interest accruing hereunder shall be calculated on the basis of a 360-day year of twelve 30 day months.

            WHEN USED HEREIN, the following capitalized terms shall have the following meanings:

            "ACCELERATION PREMIUM" shall mean an amount equal to the greater of
(a) one percent (1%) of the Principal Amount and (b) the amount equal to the remainder obtained by subtracting (x) the Principal Amount from (y) the present value as of the date of such acceleration of the remaining scheduled payments of principal and interest on this Bond (including the Principal Amount payable on the Maturity Date) determined by discounting such payments at the Discount Rate.

            "BOND" shall mean this [__]% First Mortgage Bond.

            "CALCULATION DATE" shall mean the date of any declaration that the principal amount of this Bond is due and payable pursuant to Paragraph 5 hereof.

            "CLOSING DATE" shall be [____________ __], 1998.

            "COMMENCEMENT DATE" shall be [____________] 1, 1998.

            "DISCOUNT RATE" shall mean the rate which, when compounded monthly, is equivalent to the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent) of the yields of noncallable United

States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the Calculation Date to the Maturity Date, as determined by the Trustee on the basis of Federal Reserve Statistical Release
H.15 Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities or other recognized source of financial market information selected by the Trustee for the week prior to the Calculation Date.

            "INTEREST RATE" shall mean a rate of [____________] percent ([_]%) per annum.

            "MATURITY DATE" shall be [____________ __], 2003.

            "MATURITY DEFAULT RATE" shall be the greater of (a) the Interest Rate plus 2% per annum or (b) the Treasury Rate plus 2.80% per annum.

            "PAYMENT DATE" shall be the first Business Day of each month commencing on the first full calendar month after the Closing Date and continuing to and including the Maturity Date.

            "PRINCIPAL AMOUNT" shall be [______________________________] DOLLARS
($[________]).

            "TREASURY RATE" shall mean a rate per annum equal to the yield, as of the Maturity Date, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent) of the yields of noncallable United States Treasury obligations with terms of twenty (20) years (one longer and one shorter) most nearly approximating the period from the Maturity Date to [________ __], 2023, as determined by the Trustee on the basis of Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities or other recognized source of financial market information selected by the Trustee for the week prior to the Maturity Date.

            Capitalized terms not otherwise defined herein shall have the meanings given to them in the Indenture dated as of November [__], 1997 (the "INDENTURE") between the Issuer named therein and LaSalle National Bank, as trustee (together with its successors and assigns under the Indenture, the "TRUSTEE").

            1. The Principal Amount and interest thereon shall be due and payable in lawful money of the United States as follows:

                   (a) Commencing on the Commencement Date and continuing until the Maturity Date, all accrued and unpaid interest at the Interest Rate shall be due and payable on each Payment Date.

                   (b) In the event that the Issuer has not paid the entire Principal Amount of this Bond and any other amounts outstanding hereunder on or before the Maturity Date, the following subparagraphs shall apply:

                            (i) From and after the Maturity Date, interest shall
accrue, at the Interest Rate if the Permitted Merger shall have occurred, or at the Maturity Default Rate if the Permitted Merger shall not have occurred, on the unpaid Principal Amount outstanding on this Bond and, to the extent permitted by applicable law, on any other amounts payable under this Bond or under the Indenture and shall be immediately due and payable. Any payments received after the Maturity Date shall be applied, first, to the payment of interest and, then, to the reduction of the outstanding principal balance of this Bond.

                           (ii) Prior to the Permitted Merger Date, pursuant to
the Cash Collateral Agreement, the Servicer shall apply funds in the Accounts to pay the operating expenses of the Partnership and otherwise as provided in the Mortgages and the other Security Documents and the Trustee, upon direction of the Payee, shall apply all other funds in the Accounts as set forth in subparagraph (i) above.

                   (d) Amounts due on this Bond shall be payable, without any counterclaim, setoff or deduction whatsoever, at the place and in the manner set forth in the Indenture.

            2. This Bond is one of a duly authorized issue of securities of Issuer designated as its [__]% First Mortgage Bonds, limited in aggregate principal amount to $[_______________], and issued under and entitled to the benefit of the Indenture. This Bond has been duly executed and delivered by Issuer to the Trustee. Reference is made to the Indenture and all indentures supplemental thereto for a description of the nature, limitations and extent of the security, and the rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities.

            3. This Bond may not be prepaid or redeemed prior to the Maturity Date.

            4. As provided in the Indenture, the obligations of the Issuer under the First Mortgage Bonds and the Indenture are secured prior to the Permitted Merger Date by Mortgages granted by the Issuer, as mortgagor (or grantor, in the case of a deed of trust), to the Trustee, as mortgagee (or beneficiary, in the case of a deed of trust), and by the Assignment of Leases and Rents, the Cash Collateral Agreement and the other Security Documents.

            5. If an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal amount of this Bond may become or be declared to be due and payable, and upon such declaration shall become due and payable, and the Trustee may exercise all available remedies under any or all of the Mortgages and the other Security Documents, in the manner, with the effect and subject to the conditions provided in the Indenture. Upon such declaration, provided, that such declaration occurs prior to the Permitted Merger Date, the Issuer agrees to pay the Acceleration Premium to the Payee.

            6. Pursuant to the terms and conditions in the Indenture, the Issuer at any time may terminate some or all of its obligations under the First Mortgage Bonds and the Indenture if the Issuer deposits with the Trustee money or U.S. Government obligations for the payment of principal and interest on the First Mortgage Bonds to maturity.

            7. THE INDENTURE AND THIS BOND SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF SUCH STATE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            This Bond shall not be or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

            IN WITNESS WHEREOF, Issuer has caused this Bond to be executed and delivered as of the day and year first above written.

                                     MID-AMERICA CAPITAL PARTNERS, L.P.,
                                     a Tennessee limited partnership

                                     By:  MAACP, Inc., its general partner


                                     By
                                     Name:
                                     Title:


   TRUSTEE'S CERTIFICATE OF
AUTHENTICATIONLASALLE NATIONAL BANK, as Trustee, certifies that this is one of the First Mortgage
Bonds referred to in the Indenture.

By:____________________________________
       Authorized Signatory

                               ASSIGNMENT FORM

            To assign this First Mortgage Bond, fill in the form below: I or we assign and transfer this First Mortgage Bond to


            (Print or type assignee's name, address and zip code)


(insert assignee's social security or taxpayer I.D. number)

and irrevocably appoint _______________________________________________________
agent to transfer this First Mortgage Bond on the books of the Issuer. The agent may substitute another to act for him.

Date:

Signature:__________________________________________________________
                  (Sign exactly as your name appears on the
                   first page of this First Mortgage Bond)

                                                                     EXHIBIT B
                                                                  to Indenture

                  MORTGAGED PROPERTIES AND APPRAISED VALUES

MORTGAGED PROPERTY

APPRAISED VALUE

                                                                    EXHIBIT C
                                                                  to Indenture
                                   FORM OF
                                   MORTGAGE

                                                                     EXHIBIT D
                                                                  to Indenture
                                   FORM OF
                          CASH COLLATERAL AGREEMENT

                                                                     EXHIBIT E
                                                                  to Indenture
                                   FORM OF
                             RELEASE CERTIFICATE

                                                                     EXHIBIT F
                                                                  to Indenture

                            OFFICERS' CERTIFICATE
                       RELEASE PURSUANT TO SECTION 9.03

To: LaSalle National Bank, as trustee (the "Trustee") under the Indenture, dated as of November __, 1997 (the "Indenture"), between Mid-America Capital Partners, L.P. (the "Partnership") and Mid-America Apartments, L.P. ("MAALP" and, together with the Partnership, the "Issuer") and the Trustee.


            This Certificate is issued pursuant to Section 9.02(iv) of the Indenture. Except as the context otherwise requires, all capitalized terms used in this Officers' Certificate without definition have the meanings specified in the Indenture.

            The undersigned officers of the Issuer hereby certify in the name and on behalf of the Issuer as follows:

            (i) MAALP has obtained a rating by Moody's and S&P of its unsecured debt, including the First Mortgage Bonds following the Permitted Merger, of at least "BBB-" and "Baa3" respectively. The rating letters of Moody's and S&P are attached hereto as Annex A-1 and Annex A-2, respectively;

            (ii) MAALP is a reporting company under the Exchange Act pursuant to an effective registration statement on Form 10 thereunder;

            (iii) attached hereto as Annex B is the opinion of [name of counsel] addressed to the Trustee, which complies with the requirements of Section 9.02(v) of the Indenture;

            (iv) no Default or Event of Default exists under the Indenture;

            (v) the Issuer agrees to be responsible for all costs and expenses in connection herewith, as described in Section 9.02(ix) of the Indenture, including but not limited to, the fees of the Trustee and the fees and expenses of experts and counsel to the Trustee;

            (vi) the Issuer requests you to execute and deliver the instruments attached hereto, which are necessary to effect a release of the Security Documents and the Mortgaged Properties from (A) the Lien of the Mortgage and (B) the Trust Estate; - -

            (vii) the undersigned have read this Officers' Certificate and have made a reasonable examination of the circumstances supporting the assertions contained in this Officers' Certificate and believe that such examination was of a scope sufficient to enable the undersigned to express an informed opinion that the statements contained herein are correct; and, in the opinion of each of the undersigned, all conditions precedent to a Permitted Merger (except those set forth in Section 9.02(viii) of the Indenture) have been complied with.

     IN WITNESS WHEREOF, we have set our hands this day of , [199_][200_].


                                   MID-AMERICA CAPITAL PARTNERS, L.P.


                                   By: MAACP, Inc.
                                       its general partner


                                   By:
                                       Name:
                                       Title:





                                   MID-AMERICA APARTMENTS, L.P.


                                   By: Mid-America Apartment Communities, Inc.,
                                       its general partner


                                   By:
                                       Name:
                                       Title:

                                    F-2